EXHIBIT 10.14.4

---------------------------------

EQUIPMENT LEASE AGREEMENT
(TRLI 2001-1C)
Dated as of December 28, 2001

between

TRLI 2001-1C RAILCAR STATUTORY TRUST,
By: State Street Bank and Trust Company of Connecticut, National Association,
not in its individual capacity except as
expressly provided herein but solely as Owner Trustee,
Lessor

and

TRINITY RAIL LEASING I L.P.,
Lessee

Tank Cars and Covered Hopper Cars

---------------------------------

CERTAIN OF THE RIGHT, TITLE AND INTEREST OF LESSOR IN AND TO THIS LEASE, THE
EQUIPMENT COVERED HEREBY AND THE RENT DUE AND TO BECOME DUE HEREUNDER HAVE BEEN
ASSIGNED AS COLLATERAL SECURITY TO, AND ARE SUBJECT TO A SECURITY INTEREST IN
FAVOR OF, LASALLE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT
SOLELY AS INDENTURE TRUSTEE UNDER A TRUST INDENTURE AND SECURITY AGREEMENT (TRLI
2001-1C), DATED AS OF DECEMBER 28, 2001 BETWEEN SAID INDENTURE TRUSTEE, AS
SECURED PARTY, AND LESSOR, AS DEBTOR. INFORMATION CONCERNING SUCH SECURITY
INTEREST MAY BE OBTAINED FROM THE INDENTURE TRUSTEE AT ITS ADDRESS SET FORTH IN
SECTION 20 OF THIS LEASE. SEE SECTION 25.2 FOR INFORMATION CONCERNING THE RIGHTS
OF THE ORIGINAL HOLDER AND HOLDERS OF, THE VARIOUS COUNTERPARTS HEREOF

---------------------------------

TABLE OF CONTENTS

Page
----

SECTION 1. Definitions

SECTION 2. Acceptance and Leasing of Equipment 1

SECTION 3. Term and Rent 1
Section 3.1 Lease Term 1
Section 3.2 Basic Rent 2
Section 3.3 Supplemental Rent 3
Section 3.4 Adjustment of Rent 3
Section 3.5 Manner of Payments 3

SECTION 4. Ownership and Marking of Equipment 4
Section 4.1 Retention of Title 4
Section 4.2 Duty to Number and Mark Equipment 4
Section 4.3 Prohibition Against Certain Designations 5

SECTION 5. Disclaimer of Warranties 6
Section 5.1 Disclaimer of Warranties 6
Section 5.2 Rights Under Existing Equipment Subleases 7

SECTION 6. Return of Equipment; Storage 7
Section 6.1 Return; Holdover Rent 7
Section 6.2 Condition of Equipment 10

SECTION 7. Liens 11

SECTION 8. Maintenance; Possession; Compliance with Laws 11
Section 8.1 Maintenance and Operation 11
Section 8.2 Possession and Use 13
Section 8.3 Sublease 13

SECTION 9. Modifications 16
Section 9.1 Required Modifications 16
Section 9.2 Optional Modifications 17
Section 9.3 Removal of Property; Replacements 17

Page
----

SECTION 10. Voluntary Termination 18
Section 10.1 Right of Termination 18
Section 10.2 Sale of Equipment 19
Section 10.3 Retention of Equipment by Lessor 21
Section 10.4 Termination of Lease 22
Section 10.5 Funding of Accounts on Termination 22

SECTION 11. Loss, Destruction Requisition, Etc 23
Section 11.1 Event of Loss 23
Section 11.2 Replacement or Payment upon Event of Loss 23
Section 11.3 Rent Termination 25
Section 11.4 Disposition of Equipment; Replacement of Unit 26
Section 11.5 Eminent Domain 28

SECTION 12. Insurance 28
Section 12.1 Insurance 28
Section 12.2 Physical Damage Insurance 30
Section 12.3 Public Liability Insurance 31
Section 12.4 Certificate of Insurance 32
Section 12.5 Additional Insurance 33
Section 12.6 Post-Lease Term Insurance 34

SECTION 13. Reports; Inspection 34
Section 13.1 Duty of Lessee to Furnish 34
Section 13.2 Lessor's Inspection Rights 35

SECTION 14. Lease Events of Default 35

SECTION 15. Remedies 39
Section 15.1 Remedies 39
Section 15.2 Cumulative Remedies 42
Section 15.3 No Waiver 43
Section 15.4 Notice of Lease Default 43
Section 15.5 Lessee's Duty to Return Equipment Upon Default 43
Section 15.6 Specific Performance; Lessor Appointed
Lessee's Agent 44

SECTION 16. Filings; Further Assurances 45

Page
----

Section 16.1 Filings 45
Section 16.2 Further Assurances 45
Section 16.3 Other Filings 46
Section 16.4 Expenses 46

SECTION 17. Lessor's Right to Perform 46

SECTION 18. Assignment 47
Section 18.1 Assignment by Lessor 47
Section 18.2 Assignment by Lessee 47
Section 18.3 Sublessee's or Others Performance and Rights 47

SECTION 19. Net Lease, Etc 48

SECTION 20. Notices 49

SECTION 21. Concerning the Indenture Trustee 51
Section 21.1 Limitation of the Indenture Trustee's
Liabilities 51
Section 21.2 Right, Title and Interest of the Indenture
Trustee Under Lease 51

SECTION 22. Purchase Options; Renewal Options 51
Section 22.1 Early Purchase Option 51
Section 22.2 Election to Retain or Return Equipment at
End of Basic or Renewal Term 54
Section 22.3 Purchase Option 54
Section 22.4 Renewal Option 55
Section 22.5 Rent Appraisal; Outside Renewal Date 56
Section 22.6 Stipulated Loss Amount and Termination Amount
During Renewal Term 57
Section 22.7 Deemed Renewals 57
Section 22.8 Funding of Accounts on Purchase 58

SECTION 23. Limitation of Lessor's Liability 58

SECTION 24. Investment of Security Funds 58

SECTION 25. Miscellaneous 59

Page
----

Section 25.1 Governing Law; Severability 59
Section 25.2 Execution in Counterparts 59
Section 25.3 Headings and Table of Contents; Section
References 59
Section 25.4 Successors and Assigns 59
Section 25.5 True Lease 59
Section 25.6 Amendments and Waivers 60
Section 25.7 Survival 60
Section 25.8 Business Days 60
Section 25.9 Directly or Indirectly; Performance by Managers 61
Section 25.10 Incorporation by Reference 61

APPENDICES AND EXHIBITS

Exhibit A - Form of Lease Supplement
Exhibit B-1 - Form of Net Sublease
Exhibit B-2 - Form of Full Service Sublease
Appendix A - Definitions

v

EQUIPMENT LEASE AGREEMENT
(TRLI 2001-1C)

This Equipment Lease Agreement (TRLI 2001-1C), dated as of
December 28, 2001 (this "Lease"), is by and between TRLI 2001-1C Railcar
Statutory Trust, a Connecticut statutory trust, by State Street Bank and Trust
Company of Connecticut, National Association, not in its individual capacity except as expressly provided herein, but solely as trustee under the Trust
Agreement, as Lessor, and Trinity Rail Leasing I L.P., a Texas limited partnership, as Lessee.

In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions.

Unless otherwise defined herein or required by the context, all capitalized terms used herein shall have the respective meanings assigned to such terms in Appendix A hereto for all purposes of this Lease.

SECTION 2. Acceptance and Leasing of Equipment.

Subject to Section 4 of the Participation Agreement, Lessor hereby agrees to accept delivery of each Unit from Lessee and to lease such Unit to
Lessee hereunder, and Lessee hereby agrees, immediately following such acceptance by Lessor, to lease from Lessor hereunder such Unit, such acceptance by Lessor and lease by Lessee to be evidenced by the execution and delivery by
Lessee and Lessor of a Lease Supplement covering such Unit, all in accordance with Section 2.3(b) of the Participation Agreement. Lessee hereby agrees that its execution and delivery of a Lease Supplement covering any Unit shall, without further act, irrevocably constitute acceptance by Lessee of such Unit for all purposes of this Lease.

SECTION 3. Term and Rent.

Section 3.1. Lease Term. The basic term of this Lease (the "Basic
Term") shall commence on the Basic Term Commencement Date and, subject to earlier termination pursuant to Section 10, 11, 15 or 22.1, shall expire at
11:59 p.m. (Chicago, Illinois time) on the Basic Term Expiration Date. Subject and pursuant to Section 22.4, Lessee may elect one or more Renewal Terms and, as provided in

Lease Agreement (TRLI 2001-1C)

Section 22.7 hereof, in certain circumstances a Renewal Term shall be deemed to have occurred with respect to some or all of the Units.

Section 3.2 Basic Rent. Lessee hereby agrees to pay Lessor Basic
Rent for each Unit throughout the Basic Term applicable thereto in consecutive monthly installments payable on each Rent Payment Date. Each such monthly payment of Basic Rent shall be in an amount equal to the product of the
Equipment Cost for such Unit multiplied by the Basic Rent percentage set forth opposite such Rent Payment Date on Schedule 3-A to the Participation Agreement
(as such Schedule 3-A shall be adjusted pursuant to Section 2.6 of the
Participation Agreement). Schedule 3-B to the Participation Agreement sets forth the Basic Rent allocated for Federal income tax purposes to each lease period and calendar year throughout the Basic Term and in addition, sets forth that for certain months, amounts of Basic Rent shall be allocated to the following and/or preceding calendar year. Schedule 3-B to the Participation Agreement also sets forth the application of Basic Rent payments to the calendar year to which such payments relate. It is the intention of Lessor and Lessee that the allocations of Basic Rent set forth on Schedule 3-B to the Participation Agreement constitute specific allocations of fixed rent within the meaning of Treas. Reg.
Section 1.467-1(c)(2)(ii). Stipulated Loss Amounts and Termination Amounts have been calculated on the basis that (i) any Basic Rents actually due on the date of such calculation shall not be paid and (ii) any Basic Rents scheduled to have been paid prior to the date of such calculation are assumed to have been paid and have been appropriately reflected in such calculations. Lessor and Lessee agree to include in income and deduct the Basic Rents allocated to each lease period and calendar year according to Schedule 3-B of the Participation
Agreement. In addition, Lessor and Lessee intend that under no circumstances are any Basic Rents to be considered related to (i) any period after the calendar year succeeding the calendar year in which such Basic Rents are payable or any period before the calendar year preceding the calendar year in which such Basic
Rents are payable or (ii) the period beginning on the Closing Date and ending on
(but not including) March 28, 2002 (the "Basic Rent Holiday").

Notwithstanding anything to the contrary contained herein or in the Participation Agreement, each installment of Basic Rent (both before and after any adjustment pursuant to Section 2.6 of the Participation Agreement)
shall be, under any circumstances and in any event, in an amount at least sufficient for Lessor to pay in full as of the due date of such installment, any payment of principal of and interest

Lease Agreement (TRLI 2001-1C)

on the Equipment Notes required to be paid by Lessor pursuant to the Indenture on such due date in accordance with the Scheduled Amortization.

Section 3.3 Supplemental Rent. Lessee also agrees to pay to
Lessor, or to whosoever shall be entitled thereto, any and all Supplemental
Rent, promptly as the same shall become due and owing, or where no due date is specified, promptly after demand by the Person entitled thereto, and in the event of any failure on the part of Lessee to pay any Supplemental Rent, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise as in the case of nonpayment of Basic Rent. Lessee will also pay, as Supplemental Rent, (i) on demand, to the extent permitted by applicable law, an amount equal to Late Payment Interest on any part of any installment of
Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or promptly after demanded for the period from such due date or demand date, as applicable, until the same shall be paid and (ii) as and when due in accordance with the Trust
Indenture or the Participation Agreement, any Make-Whole Amount payable with respect to any Equipment Note, including, without limitation, amounts of
Make-Whole Amount due in the case of the termination of this Lease with respect to any Unit pursuant to Section 10, in the case of the purchase of any Unit (but not in the case of a purchase of the Beneficial Interest or if the Equipment
Notes are assumed in accordance with the Operative Agreements) pursuant to
Section 22.1 or Section 6.9 of the Participation Agreement, and in the case of any refinancing of the Equipment Notes pursuant to Section 10.2 of the
Participation Agreement. All Supplemental Rent to be paid pursuant to this
Section 3.3 shall be payable in the type of funds and in the manner set forth in
Section 3.5.

Section 3.4 Adjustment of Rent. Lessee and Lessor agree that the
Basic Rent, Stipulated Loss Values, Stipulated Loss Amounts, Termination Values
and Termination Amount percentages and the Early Purchase Price shall be adjusted to the extent provided in Section 2.6 of the Participation Agreement.

Section 3.5 Manner of Payments. All Rent (other than Supplemental
Rent payable to Persons other than Lessor, which shall be payable to such other
Persons in accordance with written instructions furnished to Lessee by such
Persons, as otherwise provided in any of the Operative Agreements or as required by law) shall be paid by Lessee to Lessor at its office at 225 Asylum Street,
Goodwin Square, Hartford, CT, 06103, Attention: Corporate Trust Administration,
provided, that so

Lease Agreement (TRLI 2001-1C)

long as the Indenture shall not have been discharged pursuant to the terms thereof, Lessor hereby directs, and Lessee hereby agrees, that all Rent
(excluding Excepted Property) payable to Lessor shall be paid into the Payment
Account directly to the Indenture Trustee at the times and in funds of the type specified in this Section 3.5 at the office of the Indenture Trustee at 135 S.
LaSalle Street, Suite 1960, Chicago, IL 60603, ABA No. 071000505, Account No.
2090067, Ref: 608775318 TRLI, Attn: Kristine Schossow, Corporate Trust Services
Division, Trust TRLI 2001-1C, or at such other location in the United States of
America as the Indenture Trustee may otherwise direct. All Rent shall be paid by
Lessee to the recipient not later than 11:00 a.m. Chicago, Illinois time on the date of such payment in funds consisting of lawful currency of the United States of America, which shall be immediately available. Notwithstanding anything contained in this Lease to the contrary, any amounts received pursuant to distribution from any of the Accounts (as such term is defined in the Collateral
Agency Agreement) shall for all purposes hereof be deemed payment in satisfaction of the related obligation hereunder to which such distribution relates and any failure by Lessor, the Indenture Trustee or any Indemnified
Party to receive from the Collateral Agent the full amount of any such distribution measured by reference to Basic Rent, Supplemental Rent or any component thereof shall be deemed a failure by Lessee to pay such Basic Rent or
Supplemental Rent hereunder, as the case may be.

SECTION 4. Ownership and Marking of Equipment.

Section 4.1 Retention of Title. Lessor shall and hereby does retain full legal title to and beneficial ownership of each Unit notwithstanding the delivery to and possession and use of such Unit by Lessee hereunder or any
Sublessee under any sublease permitted hereby.

Section 4.2 Duty to Number and Mark Equipment. With respect to the Units to be delivered on the Closing Date, Lessee represents that Manager has caused, and as soon as practicable after the date on which a Lease
Supplement is executed and delivered in respect of a Replacement Unit pursuant to Section 11.4(b), Lessee will cause, each Unit to be numbered with its reporting mark shown on the Lease Supplement dated the date on which such Unit was delivered and covering such Unit, and will from and after such date keep and maintain, plainly, distinctly, permanently and conspicuously marked by a plate or stencil printed in contrasting colors upon each side of each Unit, in letters not less than one inch in height, a legend substantially as follows:

Lease Agreement (TRLI 2001-1C)

"OWNERSHIP SUBJECT TO A SECURITY AGREEMENT
FILED WITH THE SURFACE TRANSPORTATION BOARD"

with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect Lessor's right, title and interest in and to such Unit, its rights under this Lease and the rights of the Indenture
Trustee. Except as provided hereinabove, Lessee will not place any such Units in operation or exercise any control or dominion over the same until the required legend shall have been so marked on both sides thereof, and will replace promptly any such word or words in such legend which may be removed, defaced, obliterated or destroyed. In the event of a change in the reporting mark of any
Unit, within 60 days after a Responsible Officer of the Manager has received notice of any such changed mark, a statement of the new reporting mark to be substituted therefor shall be delivered by Lessee to Lessor and, so long as the
Indenture shall not have been discharged pursuant to its terms, to the Indenture
Trustee. As soon as practicable after the delivery of such statement a supplement to this Lease and, if not so discharged, the Indenture, with respect to such new reporting marks, shall be filed or recorded in all public offices where this Lease and the Indenture shall have been filed or recorded and in such other places, if any, where Lessor and, so long as the Indenture shall not have been discharged pursuant to its terms, the Indenture Trustee may reasonably request in order to protect, preserve and maintain its right, title and interest in the Units. The costs and expenses of all such supplements, filings and recordings shall be borne by Lessee.

Section 4.3 Prohibition Against Certain Designations. Except as
above provided, Lessee will not allow the name of any Person to be placed on any
Unit as a designation that might reasonably be interpreted as a claim of ownership; provided, however, that, subject to the delivery of the statement of new reporting marks specified in Section 4.2, Lessee may cause any Unit to be lettered with the names or initials or other insignia customarily used by Lessee or any Sublessee or any of their respective Affiliates on railroad equipment used by it of the same or a similar type for convenience of identification of the right of Lessee to use such Unit hereunder or any Sublessee to use such Unit pursuant to a Permitted Sublease.

Lease Agreement (TRLI 2001-1C)

SECTION 5. Disclaimer of Warranties.

Section 5.1 Disclaimer of Warranties. Without waiving any claim
Lessee may have against any seller, supplier or manufacturer, LESSEE
ACKNOWLEDGES AND AGREES THAT (i) EACH UNIT IS OF A SIZE, DESIGN, CAPACITY AND
MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE, (ii) LESSEE IS SATISFIED THAT
EACH UNIT IS SUITABLE FOR ITS PURPOSES AND LESSEE HAS ACCEPTED EACH UNIT, (iii)
NEITHER LESSOR NOR OWNER PARTICIPANT IS A MANUFACTURER OR A DEALER IN PROPERTY
OF SUCH KIND OR HAS INSPECTED THE UNITS PRIOR TO DELIVERY TO AND ACCEPTANCE BY
LESSEE, (iv) EACH UNIT IS LEASED HEREUNDER SUBJECT TO ALL APPLICABLE LAWS AND
GOVERNMENTAL REGULATIONS NOW IN EFFECT OR HEREAFTER ADOPTED AND (v) LESSOR
LEASES AND LESSEE TAKES EACH UNIT "AS-IS", "WHERE-IS" AND "WITH ALL FAULTS", IN
WHATEVER CONDITION IT MAY BE, AND LESSEE ACKNOWLEDGES THAT NEITHER LESSOR, AS
LESSOR OR IN ITS INDIVIDUAL CAPACITY, NOR OWNER PARTICIPANT MAKES NOR SHALL BE
DEEMED TO HAVE MADE, AND EACH EXPRESSLY DISCLAIMS, ANY AND ALL RIGHTS, CLAIMS,
WARRANTIES OR REPRESENTATIONS EITHER EXPRESS OR IMPLIED, AS TO THE VALUE,
CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, OPERATION,
MERCHANTABILITY THEREOF OR AS TO THE TITLE OF ANY UNIT, THE QUALITY OF THE
MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, FREEDOM
FROM PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT, THE ABSENCE OF ANY LATENT OR
OTHER DEFECT, WHETHER OR NOT DISCOVERABLE, OR AS TO THE ABSENCE OF ANY
OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER EXPRESS OR IMPLIED
REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT THERETO AND EACH OF LESSOR
AND OWNER PARTICIPANT EXPRESSLY DISCLAIMS SELECTION OF THE UNITS, except that
Lessor, in its individual capacity, represents and warrants that on the Closing
Date, Lessor shall have received whatever title to each Unit as was conveyed to
Lessor by Lessee and each Unit will be free of Lessor's Liens attributable to
Lessor and provided that the foregoing disclaimer in clause (v) shall not extend to Owner Participant's representation and warranty contained in Section 3.5(e)
of the Participation Agreement. Lessor hereby appoints and constitutes Lessee its agent and attorney-in-fact during the Lease Term to assert and enforce,

Lease Agreement (TRLI 2001-1C)

from time to time, in the name and for the account of Lessor and Lessee, as their interests may appear, but in all cases at the sole cost and expense of
Lessee, whatever claims and rights Lessor may have as owner of each Unit against the manufacturers or any prior owner thereof; provided, however, that if at any time a Lease Event of Default shall have occurred and be continuing, at Lessor's option, such power of attorney shall terminate, and Lessor may assert and enforce, at Lessee's sole cost and expense, such claims and rights. Lessee's delivery of a Lease Supplement shall be conclusive evidence as between Lessee and Lessor that all Units described therein are in all the foregoing respects satisfactory to Lessee, and Lessee will not assert any claim of any nature whatsoever against Lessor based on any of the foregoing matters.

Section 5.2 Rights Under Existing Equipment Subleases. Unless a
Lease Event of Default shall have occurred and be continuing under Section 14 and Lessor shall have given written notice to Lessee, Lessor agrees to make available to Lessee such rights as Lessor may have, and Lessee shall be entitled to exercise all rights of Lessor under, each Sublease.

SECTION 6. Return of Equipment; Storage.

Section 6.1 Return; Holdover Rent. (a) Not less than 180 days prior to the end of the Basic Term or the end of any Renewal Term, if Lessee has
elected to return the Units under Section 22.2, Lessee will provide Lessor with a list of not less than ten (10) alternative storage locations ("Storage
Locations") used for the storage of rolling stock within the Contiguous United
States sufficient to store the Units and the available storage capacities of such locations. Unless Lessee shall have purchased the Units pursuant to Section
22 of this Lease or pursuant to Section 6.9 of the Participation Agreement, not less than 90 days prior to the end of the Lease Term, Lessor will give Lessee irrevocable notice of its decision either to take possession of or store the
Units. If Lessor shall have decided to take possession of the Units, the terms of Section 6.1(b) will apply. If Lessor shall have decided to store the Units, the terms of Section 6.1(c) will apply.

(b) Unless Lessee shall have purchased the Units pursuant to
Section 22 of this Lease or pursuant to Section 6.9 of the Participation
Agreement, if Lessor shall have decided to take possession of the Units, Lessee will, at its sole risk and expense, deliver possession of the Units at any storage location, f.o.b. such location, (i) as may be agreed upon by Lessor and
Lessee in writing or (ii) in the absence of such agreement as Lessor may reasonably select by written notice to

Lease Agreement (TRLI 2001-1C)

Lessee on or before the 90th day before the end of the Lease Term; provided, that (x) with respect to all Units being so delivered, there shall be no more than ten (10) locations (each of which shall be located within the Contiguous
United States and shall have adequate storage capacities) and (y) Lessor's notice shall specify the total number and type of Units to be delivered to each location.

(c) (i) Unless Lessee shall have purchased the Units pursuant to Section 22 of this Lease or pursuant to Section 6.9 of the Participation
Agreement, if Lessor shall have elected to store the Units upon the expiration of the Lease Term with respect thereto, Lessee shall store the Units free of charge and at the risk and expense of Lessee for a period (the "Storage Period")
beginning, for any particular Storage Location, on the expiration of the Lease
Term for such Units (the "Storage Period Commencement Date") and ending not more than 60 days thereafter. On or before the 90th day before the end of the Lease
Term, Lessor shall provide Lessee with written notice designating its choices from among the Storage Locations provided by Lessee pursuant to Section 6.1(a).
Any storage provided by Lessee during the Storage Period shall be at the sole risk and expense of Lessee, and Lessee shall maintain the insurance required by
Section 12.1 with respect to all stored Units. During the Storage Period, Lessee will permit Lessor or any Persons designated by it, including the authorized representative or representatives of any prospective purchaser or user of such
Units, to restencil the marks on such Units and to inspect the same during
Lessee's normal business hours upon at least three Business Days' prior written or telephonic notice; provided, however, that such inspection and restenciling shall not interfere with the normal conduct of Lessee's business; and provided, further, that (x) such inspection and restenciling shall be at such Person's own risk and expense, (y) Lessee shall be indemnified by Lessor against any loss or damage incurred by it in connection with any such inspection or restenciling by such Person and (z) Lessee (except in the case of Lessee's gross negligence or wilful misconduct) shall not be liable for any injury to, or the death of, any person exercising, either on behalf of Lessor or any prospective purchaser or user, the rights of inspection and restenciling granted pursuant hereto. Lessee shall not be required to store any Unit after the Storage Period. If Lessee does store any Unit after the expiration of the Storage Period, such storage shall be at the sole risk and expense of Lessor.

(ii) Upon the request and direction of Lessor (and at
Lessor's sole risk and expense), on not more than one occasion with respect to each stored Unit and upon not less than 15 days' prior written notice from
Lessor to Lessee, Lessee

Lease Agreement (TRLI 2001-1C)

will, on or before the expiration of the Storage Period, transport such Unit to any railroad interchange point or points within the Contiguous United States on any railroad lines or to any connecting carrier for shipment (with appropriate instructions to cause such Unit to be transported to such locations in the
Contiguous United States as Lessor shall direct), whereupon Lessee shall have no further liability or obligation with respect to such Unit.

(iii) Upon receipt of Lessor's written notice designating
its choices from among the alternative Storage Locations provided by Lessee under Section 6.1(a), Lessee shall have the option to store such Units at such
Storage Locations as it shall choose in which case the Storage Period shall be at the sole risk and expense of Lessee for a period of 60 days, during which period Lessee shall be obligated to insure such Units as provided in Section 12.
Upon receipt of such notice, Lessee will promptly give notice to Lessor of the locations at which Lessee will store such Units. If Lessee shall exercise such option, Lessee shall on or before the expiration of the Storage Period transport the Units to any railroad interchange point or points within the Contiguous
United States on any railroad lines or to any connecting carrier for shipment
(with appropriate instructions to cause such Units to be transported to such locations (provided that such Units shall be transported to no more than ten
(10) locations, each having adequate storage capacity) designated by Lessor upon not less than 15 days' prior written notice). The movement of any Unit from such
Unit's location as designated by Lessee pursuant to this Section 6.1(c)(iii) to an interchange point thereafter designated by Lessor in accordance with the foregoing sentence will be at the risk and expense of Lessor; provided, however, that any incremental costs associated with movement from the storage facility designated by Lessee pursuant to this clause (iii) over the costs that would be incurred in movement from the storage facility designated by Lessor pursuant to
Section 6.1 (a) shall be for the account of Lessee. During any Storage Period,
Lessee shall store the Units in such manner as the Manager normally stores similar units of railroad equipment owned or managed by it.

(d) Upon the latest of (i) expiration of the Lease Term with respect to a Unit, (ii) tender of such Unit at the location determined in accordance with Section 6.1(b) or, as applicable, the tender of such Unit for storage in accordance with Section 6.1(c) and (iii) compliance by such Unit with
Section 6.2, this Lease and the obligation to pay Basic Rent for such Unit accruing subsequent to the expiration of the Lease Term with respect to such
Unit shall terminate.

Lease Agreement (TRLI 2001-1C)

(e) In the event any Unit is not (i) returned to Lessor in
accordance with the provisions of Section 6.1(b) on the last day of the Lease
Term with respect thereto, or, if requested by Lessor pursuant to Section
6.1(c), delivered and stored on such last day of the Lease Term, and, in either case, in the condition specified in Section 6.2 or (ii) deemed automatically renewed in accordance with the provisions of Section 22.7, the Lease with respect to such Unit shall continue in effect and Lessee shall pay to Lessor for each such day from the scheduled expiration of the Lease Term with respect to such Unit until the date on which such Unit is returned to Lessor in accordance with the provisions of Section 6.1(b) and in the condition specified in Section
6.2, an amount equal to the daily equivalent of the average Basic Rent for the
Basic Term or the Renewal Term, as applicable, to such Unit. Notwithstanding the foregoing, nothing in this Section 6.1(e) shall be construed as permitting or authorizing Lessee to fail to meet, or be construed as Lessor consenting to or waiving any failure by Lessee to perform, Lessee's obligation to return the
Units in accordance with the requirements of this Lease. Nothing herein shall be in abrogation of Lessor's right to terminate this Lease under Section 15 as a result of such failure or to have such Unit returned to it for possession or storage.

Section 6.2 Condition of Equipment. Each Unit when returned to
Lessor pursuant to Section 6.1 shall be (i) capable of performing the functions for which it was designed, with all loading and unloading components operating in good working order with allowance for normal wear and tear, (ii) suitable for continued commercial use in the commodity last carried immediately prior to such return, (iii) suitable for use in interchange in accordance with then applicable
Federal regulations, the Field Manual of the AAR, the Interchange Rules and FRA
rules and regulations, (iv) in all material respects in the condition required by Section 8.1, (v) in conformance with any requirement pertaining to warranties of the manufacturer of the Units during the warranty period, (vi) empty, (vii)
unless industry custom or practice indicates to the contrary, steam cleaned or otherwise cleaned in a comparable commercially acceptable manner and (viii) free and clear of all Liens except Lessor's Liens. All logs, records, books and other materials, or appropriate copies of any thereof, relating to the maintenance of such Unit shall, upon Lessor's request, be delivered to Lessor or its designee upon the return of such Unit. Lessor shall have the right to inspect any Unit that is returned pursuant to Section 6.1 to ensure that such Unit is in compliance with the conditions set forth in this Section 6.2, at Lessor's sole cost, expense and risk (including, without limitation, the risk of personal injury or death), by its authorized representatives, during Lessee's normal business hours and upon reasonable prior notice to Lessee; provided, however, that

Lease Agreement (TRLI 2001-1C)

Lessee shall not be liable for any injury to, or the death of, any Person exercising, on behalf of Lessor, the rights of inspection granted under this
Section 6.2 unless caused by Lessee's gross negligence or wilful misconduct; and
further provided, that if such Unit is not in compliance with the conditions set forth in this Section 6.2, then Lessee will (i) promptly take such steps as are necessary to bring such Unit in compliance with the conditions set forth in this
Section 6.2 and (ii) pay the reasonable cost and expense of the original inspection of such Unit and any reinspection of such Unit conducted by Lessor required because of such non-compliance with Section 6.2. No inspection pursuant to this Section 6.2 shall interfere with the normal conduct of Lessee's business or the normal conduct of any Sublessee's business, and Lessee shall not be required to undertake or incur any additional liabilities in connection therewith. A Unit shall not be deemed to have been returned to Lessor for purposes of this Lease unless and until it is in compliance with the conditions set forth in this Section 6.2.

SECTION 7. Liens.

Lessee will not directly or indirectly create, incur, assume, permit or suffer to exist any Lien on or with respect to any Unit or Lessee's leasehold interest therein under this Lease, except Permitted Liens, Lessor's
Liens and Liens described in Section 6.4(a) and 6.4(b) of the Participation
Agreement. Lessee shall promptly, at its own expense, take such action or cause such action to be taken as may be necessary to duly discharge (or bond to the reasonable satisfaction of Lessor and Indenture Trustee) any such Lien not excepted above if the same shall arise at any time.

SECTION 8. Maintenance; Possession; Compliance with Laws.

Section 8.1 Maintenance and Operation. (a) Lessee, at its own
cost and expense, shall maintain, repair and keep each Unit, or cause the
Manager under the Management Agreement to maintain, repair and keep each Unit,
(i) according to prudent industry practice and in all material respects, in good working order, and in good physical condition for railcars of a similar age and usage, normal wear and tear excepted, (ii) in a manner in all material respects consistent with maintenance practices used by the Manager or, with respect to any Equipment subject to an Existing Equipment Sublease that is a Net Sublease,

Lease Agreement (TRLI 2001-1C)

the applicable Sublessee, as applicable, in respect of railcars owned or managed by the Manager or, with respect to any Equipment subject to an Existing
Equipment Sublease that is a Net Sublease, the applicable Sublessee, as applicable, similar in type to such Unit, (iii) in accordance in all material respects with all manufacturer's warranties in effect and in accordance with all applicable provisions, if any, of insurance policies required to be maintained pursuant to Section 12 and (iv) in compliance in all material respects with any applicable laws and regulations from time to time in effect, including, without limitation, the Field Manual of the AAR, FRA rules and regulations and
Interchange Rules as they apply to the maintenance and operation of the Units in interchange regardless of upon whom such applicable laws and regulations are nominally imposed; provided, however, that, so long as the Manager or, with respect to any Equipment subject to an Existing Equipment Sublease, the applicable Sublessee, as applicable, is similarly contesting such law or regulation with respect to all other similar equipment owned or operated by
Manager or, with respect to any Equipment subject to an Existing Equipment
Sublease, the applicable Sublessee, as applicable, Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such standard, rule or regulation in any reasonable manner which does not materially interfere with the use, possession, operation or return of any of the Units or materially adversely affect the rights or interests of Lessor and the Indenture Trustee in the Units or hereunder or otherwise expose Lessor, the Indenture Trustee or any Participant to criminal sanctions or release Lessee from the obligation to return the Units in compliance with the provisions of Section 6.2; provided further, that Lessee shall promptly notify Lessor and Indenture Trustee in reasonable detail of any such contest. In no event shall Lessee discriminate in any material respect as to the use or maintenance of any Unit (including the periodicity of maintenance or recordkeeping in respect of such Unit) as compared to equipment of a similar nature which the Manager owns or manages. Lessee will maintain in all material respects all records, logs and other materials required by relevant industry standards or any governmental authority having jurisdiction over the Units required to be maintained in respect of any Unit, all as if Lessee were the owner of such Units, regardless of whether any such requirements, by their terms, are nominally imposed on Lessee, Lessor or Owner Participant.

(b) Without the written waiver or consent of Lessor (which
waiver or consent will not be unreasonably withheld), Lessee shall not change, or permit any Sublessee to change, a DOT/AAR classification (as provided for in
49 C.F.R. Part 179 or any successor thereto), or permit any Sublessee to operate any Unit under a different DOT/AAR classification, from that classification in effect for such Unit on the Closing Date, except for any change in tank test pressure rating provided such

Lease Agreement (TRLI 2001-1C)

change does not increase the pressure rating of the Unit above the tank test pressure to which the Unit was manufactured; provided however, that in the event
Lessor shall not have provided Lessee with a written waiver or consent to such a reclassification or operation of any Unit within 10 Business Days after receipt of Lessee's written request therefor (or Lessor expressly rejects such a request by Lessee), Lessee may elect to replace such Unit in accordance with and subject to the provisions of Sections 11.2(i), 11.3 and 11.4.

Section 8.2 Possession and Use. Lessee shall be entitled to the possession of the Units and to the use of the Units by it or any Affiliate in
the United States and, subject to the remaining provisions of this Section 8.2 and Section 8.3, Canada and Mexico, only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear. In no event shall Lessee use, store or permit the use or storage of any Unit in any jurisdiction not included in the insurance coverage required by Section 12. The
Units shall be used primarily on domestic routes in the United States, and in no event shall more than forty percent (40%) of the Units and the Other Units (as determined by mileage records and measured annually on a calendar year basis) be used outside the Contiguous United States at the same time. Nothing in this
Section 8.2 shall be deemed to constitute permission by Lessor to any Person that acquires possession of any Unit to take any action inconsistent with the terms and provisions of this Lease or any of the other Operative Agreements.

Section 8.3 Sublease. Lessee shall be entitled, without the
prior approval of Lessor, to enter into a sublease, car contract or other contract granting permission for the use of a Unit to:

(i) a railroad company or companies (that is not a Credit
Bankrupt, Trinity or any Affiliate of Trinity) organized under the laws of the
United States of America or any state thereof or the District of Columbia,
Canada or any province thereof, or Mexico or any state thereof, upon lines of railroad owned or operated by such railroad company or companies or over which such railroad company or companies have trackage rights or rights for operation of their trains, and upon connecting and other carriers in the usual interchange of traffic;

(ii) responsible companies (i.e., a company with which the
Manager would do business in the ordinary course of its business with respect to railcars

Lease Agreement (TRLI 2001-1C)

which it owns or manages) (other than railroad companies, Trinity, Affiliates of
Trinity or Credit Bankrupts) for use in their business; or

(iii) wholly-owned Subsidiaries of Trinity organized under the laws of (x) Canada or any political subdivision thereof (each a "Canadian
Affiliate") or (y) Mexico or any political subdivision thereof (each a "Mexican
Affiliate") (subleases to any of such sublessees referred to in clauses (i),
(ii) or (iii) of this Section 8.3 being herein referred to as "Permitted
Subleases");

provided, however, that Lessee shall not (A) sublease to a sublessee organized under the laws of Mexico or any state thereof (a "Mexican Sublessee") if, after giving effect to such sublease, the percentage of Units, Other Units and Pledged
Units in the aggregate (as measured by number of Units, Other Units and Pledged
Units and not mileage records) subleased to Mexican Sublessees exceeds the lesser of (I) 7% (or, with Rating Agency Confirmation, 20%) of the Units, Other
Units and the Pledged Units in the aggregate, or (II) the percentage of railcars leased or subleased to Mexican Sublessees in the Total Managed Fleet, and (B)
sublease more than 50 Units and Other Units to any single Mexican Sublessee
(other than (x) with Rating Agency Confirmation, to a Mexican Affiliate or (y) a
Mexican Sublessee (I) with a credit rating of at least BBB and Baa2 as determined by S&P and Moody's, respectively (or, in the event that either S&P or
Moody's shall not or cease to provide a credit rating for such entity, a credit rating of at least BBB or Baa2 by S&P or Moody's, as the case may be) or (II)
with a full, unconditional irrevocable guaranty from such Mexican Sublessee's parent with a credit rating at least BBB and Baa2 as determined by S&P and
Moody's, respectively, or (III) with a letter of credit from a provider with a credit rating at least A+ or A1 as determined by S&P and Moody's, respectively), provided, further, that Lessee shall not at any time sublease more than 20% (or, with Rating Agency Confirmation, 30%) of the Units and the Other Units (as
measured by number of Units and Other Units and not mileage records) in the aggregate to Canadian Affiliates, provided, further, that any Unit subleased to a Canadian Affiliate or a Mexican Affiliate shall be sub-subleased to Persons of the type described in clause (i) or (ii) above pursuant to a sub-sublease containing terms and conditions similar in all material respects to the applicable sublease between Lessee and the applicable Canadian Affiliate or
Mexican Affiliate and, provided, further, that no sub-sublease may provide greater rights to the sub-sublessee than those provided to the sublessee in the related sublease.

Lease Agreement (TRLI 2001-1C)

Each Sublease (and to the extent permitted, sub-sublease) other than Existing Equipment Subleases shall include appropriate provisions so that such sublease (i) shall require the payment of rent (x) in dollars (y) at Fair
Market Rental Value and (z) not disproportionately in the earlier term of the sublease compared to in the later term of the sublease; (ii) shall not permit any sub-subleasing (or in the case of any sub-sublease, any subleasing), other than (A) sub-subleases by Canadian Affiliates or Mexican Affiliates to Persons
of the type described in clauses (i) or (ii) of the immediately preceding paragraph containing terms and conditions similar in all material respects to the applicable sublease between Lessee and the applicable Canadian Affiliate or
Mexican Affiliate, (B) "single trip" subleases or (C) sub-subleases by Permitted
Sublessees so long as such sub-sublease is (X) of a term of not more than one year, (Y) subject and subordinate to the Sublease and (Z) to a sub-sublessee and on terms such that it would be a Permitted Sublease if it were entered into directly by the Partnership and shall not permit any sub-sub-sub leasing, (iii)
provide that the rights of the Sublessee to offset or otherwise set-off against amounts due to Lessee from any such Sublessee under the applicable Sublease be limited to matters arising under the Sublease (except that the Sublessee may offset or otherwise set off amounts due to the Marks Company Trustee under the
Sublease), (iv) without regard to the payment of Basic Rent or the Lease Term, shall not include any term or provision which is inconsistent with the terms and conditions of this Lease or which could reasonably be expected to result in material adverse consequences to Lessor, any Participant or the Indenture
Trustee (it being agreed that a sublease substantially in the form attached as
Exhibit B-1 or Exhibit B-2 satisfies the provisions of this sentence) and (v)
does not have a term which extends three years beyond the later of (i) the Basic
Term Expiration Date or (ii) if applicable, the end of any Renewal Term then in effect.

Lessee will use commercially reasonable efforts to have each
Sublease other than Existing Equipment Subleases (i) provide that such Sublease and all rights of the Sublessee (and of any other person claiming or who may hereafter claim under or through the Sublessee) under such Sublease, including any purchase options of the Sublessee thereunder, be made subject and subordinate to the terms of this Lease and (ii) be substantially in the form attached as Exhibit B-1 or Exhibit B-2.

Notwithstanding the foregoing, in no event shall Lessee or any of its Affiliates be required to take any action to perfect any security interest which any Person may have in any Sublease, other than the filing of a UCC-1
Financing Statement against the Partnership in the jurisdiction in which the
Partnership's chief

Lease Agreement (TRLI 2001-1C)

executive office is located and in the Partnership's jurisdiction of formation covering all Subleases generally.

No sublease entered into by Lessee hereunder shall relieve Lessee of any liability or obligation hereunder, which shall be and remain those of a principal and not a surety. Nothing in this Section 8.3 shall be deemed to constitute permission to any Person in possession of any Unit pursuant to any such sublease to take any action inconsistent with the terms and provisions of this Lease or any of the other Operative Agreements. As used in this Section
8.3, "sublease" as a noun means a sublease, car contract or other contract granting permission for the use of a Unit and "sublease" as a verb means to enter into any of the foregoing.

SECTION 9. Modifications.

Section 9.1 Required Modifications. In the event a Required
Modification to a Unit is required, Lessee agrees to make such Required
Modification at its own expense; provided, however, that Lessee may, in good faith and by appropriate proceedings diligently conducted, contest the validity or application of any such law, regulation, requirement or rule in any reasonable manner which does not materially interfere with the use, possession, operation or return of any Unit or materially adversely affect the rights or interests of Lessor or the Indenture Trustee in the Units or hereunder or otherwise expose Lessor, the Indenture Trustee or any Participant to criminal sanctions or relieve Lessee of the obligation to return the Units in compliance with the provisions of Section 6.2; provided, further, that, with respect to a
Unit subject to a Full Service Sublease, the Manager, and with respect to a Unit subject to a Net Sublease, the Sublessee, as applicable, is similarly contesting such law, regulation, requirement or rule with respect to all other similar equipment owned or operated by the Manager or the Sublessee, as applicable.
Title to any Required Modification shall immediately vest in Lessor.
Notwithstanding anything herein to the contrary, if Lessee, on a non-discriminatory basis, determines in its reasonable judgment (as evidenced by an Officer's Certificate of Lessee to such effect, confirmed by an Officer's
Certificate of the Manager) that any Required Modification to a Unit would be economically impractical and the Manager certifies that it has made a similar determination with respect to similar railcars in similar circumstances which are part of the Manager's Fleet, in lieu of making the Required Modification as provided above, Lessee may provide written notice of such determination to
Lessor in such Officer's Certificate and treat such Unit as if an Event of Loss had occurred as of the date of such written notice with respect to such

Lease Agreement (TRLI 2001-1C)

Unit and in such event the provisions of Sections 11.2(ii), 11.3 and 11.4 shall apply with respect to such Unit except that the amount payable under Section
11.2(ii)(a) as a result of such determination shall be an amount equal to the greater of the Fair Market Sales Value or Stipulated Loss Amount of such Unit;
provided that there shall also be included in such Officer's Certificate a statement of how Lessee intends to meet the financial obligations imposed under said Sections 11.2, 11.3 and 11.4 with respect to such Units.

Section 9.2 Optional Modifications. Lessee at any time may or may permit a Sublessee to, in its discretion and at its own or such Sublessee's cost and expense, modify, alter or improve any Unit in a manner which is not required by Section 9.1 (a "Modification"); provided that no Modification shall diminish the fair market value, utility, capacity, residual value or remaining economic useful life of such Unit below the fair market value, utility, capacity, residual value or remaining economic useful life thereof immediately prior to such Modification, in more than a de minimis respect, assuming such Unit was then at least in the condition required to be maintained by the terms of this
Lease. Title to any Non-Severable Modification shall be immediately vested in
Lessor. Title to any Severable Modification (other than Required Modifications)
shall remain with Lessee or the Sublessee as applicable. If Lessee shall at its cost cause such Severable Modifications (other than Required Modifications) to be made to any Unit, Lessor shall have the right, upon 90 days prior written notice in the case of the return of such Unit pursuant to Section 6.1, to purchase any such Severable Modifications (other than Severable Modifications consisting of proprietary or communications equipment) title to which is held by
Lessee at their then Fair Market Sales Value (taking into account their actual condition). If Lessor does not so elect to purchase such Severable
Modifications, Lessee may remove such Severable Modifications at Lessee's cost and expense, and if requested (which request shall be made by not less than 90 days prior written notice in the case of a return other than pursuant to Section
15.6) by Lessor will so remove such Severable Modifications at Lessee's cost and expense, and Lessee shall, at its expense, repair any damage resulting from the removal of any such Severable Modifications in a manner consistent with Section
8.1. If Lessee has not removed any Severable Modification prior to the return of the related Unit as provided herein, title to such Severable Modification shall pass to Lessor as of the date of such return.

Section 9.3 Removal of Property; Replacements. Lessee may, in the
ordinary course of maintenance or repair of any Unit, remove any item of property

Lease Agreement (TRLI 2001-1C)

constituting a part of such Unit, and unless the removal of such item is required by Section 9.1 hereof, Lessee shall replace such item as promptly as practicable by an item of property that is free and clear of all Liens (other than Permitted Liens) and in as good operating condition as, and with a fair market value, utility, capacity, residual value and remaining economic useful life at least equal to, the item of property being replaced, assuming that such replaced item was in the condition required to be maintained by the terms of this Lease. Any item of property removed from such Unit in the ordinary course of maintenance and repair as provided in the preceding sentence shall remain the property of Lessor until replaced in accordance with the terms of such sentence, but shall then, without further act, become the property of Lessee. Any replacement property which is incorporated into a Unit in the ordinary course of maintenance and repair shall, without further act, become the property of Lessor and be deemed part of such Unit for all purposes hereof.

SECTION 10. Voluntary Termination.

Section 10.1 Right of Termination. Lessee shall have the right, at its option at any time or from time to time during the Basic Term on or after the seventh anniversary of the Basic Term Commencement Date (as defined under the Lease Agreement TRLI 2001-1A) to terminate the Lease with respect to any or all of the Units (provided that, if such termination is for less than all Units in a Functional Group across the Partnership Fleet, Lessee shall exercise such termination hereunder and under the comparable provisions contained in the Other
Leases (i) with respect to at least 50 railcars in the aggregate of the type included in such Functional Group, (ii) no fewer than 25 railcars of the type included in such Functional Group shall in the aggregate remain subject to this
Lease and the Other Leases, (iii) such termination shall be made hereunder and under the Other Leases pro rata in accordance with the number of units in such
Functional Group subject to each such lease and (iv) the determination as to which Units are subject to termination shall otherwise be made by Lessee on a random basis without discrimination based on maintenance status, operating condition of the Units in question or otherwise) (the "Terminated Units") if (x)
Lessee determines in good faith (as evidenced by a certified copy of a resolution adopted by the General Partner's Board of Managers and a certificate executed by the Chief Financial Officer of the General Partner and the Chief
Financial Officer of the Manager) that such Units have become obsolete or surplus to Lessee's requirements, (y) Lessor has received an Officer's
Certificate from each of Lessee and the Manager to the effect that there has been no discrimination in the selection of the Terminated Units when measured against the other Units and the Manager's Fleet, and that,

Lease Agreement (TRLI 2001-1C)

following the termination of this Lease with respect to the Terminated Units, the Units remaining subject to this Lease will constitute a pool of Units which is of a sufficient quantity and quality to sustain over the remaining Basic Term the Coverage Ratios applicable at the time of such termination and (z) Lessee delivers at least 120 days' prior notice to Lessor and the Indenture Trustee (i)
specifying a proposed date of termination for such Units (the "Termination
Date"), which date shall be a Rent Payment Date, any such termination to be effective on the Termination Date upon Lessee's compliance with this Section 10, and (ii) if some but less than all of the Units in a Functional Group are designated as Terminated Units, describing in such Officer's Certificate the nondiscriminatory manner in which Lessee proposes to determine which Units in that Functional Group are to be Terminated Units. Notwithstanding anything herein contained to the contrary, there shall be no determination that a Unit is surplus or obsolete for purposes of this Lease if, on the Termination Date, such
Unit is subject to a Sublease. Except as expressly provided otherwise herein, there will be no conditions to Lessee's right to terminate this Lease with respect to the Terminated Units pursuant to this Section 10.1. So long as (a)
Lessor shall not have given Lessee a notice of election to retain the Terminated
Units in accordance with Section 10.3 or (b) notice of prepayment of the
Equipment Notes shall not have been given pursuant to Section 2.10 of the
Indenture, Lessee may withdraw the termination notice referred to above at any time prior to the 60th day prior to the scheduled Termination Date, whereupon this Lease shall continue in full force and effect; provided that Lessee may not exercise its right to withdraw a termination notice more than once annually or more than four times during the Basic Term (irrespective of which Units are covered thereby). Lessee agrees that whether or not it withdraws a termination notice it will reimburse Lessor, each Participant and the Indenture Trustee on an After Tax Basis for all reasonable out-of-pocket costs and expenses
(including reasonable legal fees and expenses) incurred by any thereof in connection with such termination or proposed termination.

Section 10.2 Sale of Equipment. During the period from the date of such notice given pursuant to Section 10.1 to the Termination Date, Lessee, as non-exclusive agent for Lessor and, except as provided in Section 10.3, at
Lessee's sole cost and expense, shall use reasonable best efforts to obtain bids from Persons other than Lessee or Affiliates thereof for the cash purchase of the Terminated Units, and Lessee shall promptly, and in any event at least five
Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of each such bid, the proposed date of such sale and the name and address of the party submitting such bid. Unless Lessor shall have elected to retain the Terminated Units in

Lease Agreement (TRLI 2001-1C)

accordance with Section 10.3, on the Termination Date: (i) Lessee shall deliver the Terminated Units (excluding any optional Severable Modifications removed by
Lessee pursuant to Section 9.2) to the bidder (which shall not be Lessee or an
Affiliate of Lessee (for the avoidance of doubt the bidder may be a Customer, or a customer of the Manager, and neither the Manager nor any Affiliate shall be prohibited from managing the Units for such bidder after the purchase by such bidder)), which shall have submitted the highest cash bid prior to such date (or to such other bidder as Lessee and Lessor shall agree) and (ii) subject to the prior or concurrent receipt (x) by Lessor of all amounts owing to Lessor pursuant to the next sentence and (y) by the Persons entitled thereto of all unpaid Supplemental Rent due on or before the Termination Date, Lessor shall, without recourse or warranty (except as to the absence of any Lessor's Lien)
simultaneously therewith transfer all of its right, title and interest in and to the Terminated Units to such bidder. The net proceeds of sale realized at such sale shall be paid to and retained by Lessor and, in addition, on the
Termination Date, Lessee shall pay to Lessor (A) all Basic Rent with respect to such Terminated Units due and payable prior to the Termination Date (exclusive of any Basic Rent due on such date), (B) the excess, if any, of (1) the
Termination Amount for the Terminated Units computed as of the Termination Date over (2) the net cash sales proceeds (after the deduction of all reasonable costs and expenses (including any applicable sales, transfer or similar taxes)
of Lessor and Owner Participant in connection with such sale) of the Terminated
Units, (C) an amount equal to the Make-Whole Amount and any unpaid Late Payment
Premium in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(a) of the Indenture and (D) all other Rent
(exclusive of any Basic Rent due on such date) then due and payable hereunder
(which shall include, without limitation, the Accumulated Equity Deficiency
Amount (without duplication of amounts calculated above) and Late Payment
Interest related thereto), so that, after receipt and application of all such payments, but without withdrawal from any Reserve Account, Owner Participant shall be entitled under the terms of the Collateral Agency Agreement to receive, and does receive, taking into account all payments of Basic Rent, in respect of all such Units, the sum of the Accumulated Equity Deficiency Amount and Late
Payment Interest related thereto and any other amounts then due to Owner
Participant. If no sale shall have occurred, whether as a result of Lessee's failure to pay all of the amounts hereinabove required or otherwise, this Lease shall continue in full force and effect with respect to such Units and Lessee agrees to reimburse Lessor, each Participant and the Indenture Trustee for all reasonable costs and expenses (including reasonable legal fees and expenses)
incurred by any thereof in connection therewith; provided that if such sale shall not

Lease Agreement (TRLI 2001-1C)

have occurred solely because of Lessee's failure to pay the amounts hereinabove required, Lessee shall have no further right to terminate this Lease with respect to such Units. Lessee, in acting as agent for Lessor, shall have no liability to Lessor for failure to obtain the best price, shall act in its sole discretion and shall be under no duty to solicit bids publicly or in any particular market. Lessee's sole interest in acting as agent shall be to use its reasonable best efforts to sell the Units at the highest price then obtainable consistent with the terms of this Lease. Owner Participant shall have the right, but not the obligation, to obtain bids either directly or through agents other than Lessee.

Section 10.3 Retention of Equipment by Lessor. Notwithstanding
the provisions of Sections 10.1 and 10.2, Lessor may irrevocably elect by written notice to Lessee, not later than 60 days after receipt of Lessee's notice of termination, not to sell the Terminated Units on the Termination Date, whereupon Lessee shall (i) deliver the Terminated Units to Lessor in the same manner and condition as if delivery were made to Lessor pursuant to Section
6.1(b) and Section 6.2, and shall extend storage rights to the same extent as provided in Section 6.1(c), treating the Termination Date as the termination date of the Lease Term with respect to the Terminated Units and (ii) pay to
Lessor, or to the Persons entitled thereto, all Basic Rent and all Supplemental
Rent due and owing on the Termination Date and unpaid (exclusive of any Basic
Rent due on such date in respect of the Terminated Units, but inclusive of any
Supplemental Rent measured by the Make-Whole Amount and any unpaid Late Payment
Interest in respect of the Terminated Units), so that, after receipt and application of all such payments, but without withdrawal from any Reserve
Account, Owner Participant shall be entitled under the terms of the Collateral
Agency Agreement to receive, and does receive, taking into account all payments of Basic Rent, in respect of all such Units, the sum of the Accumulated Equity
Deficiency Amount and Late Payment Interest related thereto and any other amounts then due to Owner Participant. On any Termination Date where Lessee is required to make payments pursuant to the preceding sentence, Lessee shall pay as additional Basic Rent (or Lessor shall pay as a refund of Basic Rent) an amount equal to the Basic Rent Adjustment (or the absolute value of the negative
Basic Rent Adjustment) set forth on Schedule 4-B to the Participation Agreement for the relevant Rent Payment Date. If Lessor elects not to sell the Terminated
Units as provided in this Section 10.3, then Lessor shall pay, or cause to be paid, to the Indenture Trustee an amount equal to the product obtained by multiplying the unpaid principal amount of the Equipment Notes outstanding on such date (after deducting therefrom the principal installment, if any, to be paid on such date) by a fraction, the

Lease Agreement (TRLI 2001-1C)

numerator of which shall be the Equipment Cost of the Terminated Units and the denominator of which shall be the aggregate Equipment Costs of all Units then subject to this Lease. Upon payment by Lessor of the foregoing, Lessee shall pay to Lessor an amount of rent equal to the Make-Whole Amount and any unpaid Late
Payment Interest in respect of the principal amount of the Equipment Notes to be prepaid together with all Basic Rent (including Basic Rent due on the
Termination Date) and Supplemental Rent due and owing; provided that unless all such amounts shall have been paid to the Indenture Trustee on the Termination
Date, this Lease shall continue in full force and effect. If after giving the notice referred to above Lessor shall fail to pay the amounts required pursuant to the third sentence of this Section 10.3 and as a result thereof this Lease shall not be terminated with respect to the Terminated Units on a proposed
Termination Date, Lessor shall (x) thereafter no longer be entitled to exercise its election to retain such Terminated Units and (y) reimburse Lessee for any reasonable out-of-pocket expenses (including reasonable legal fees and expenses)
incurred by it in attempting to sell the Terminated Units pursuant to Section
10.2 immediately prior to Lessor's exercise of such preemptive election, and
Lessee may at its option at any time thereafter prior to the immediately following Rent Payment Date submit a new termination notice pursuant to Section
10.1 with respect to such Terminated Units specifying a proposed Termination
Date occurring on a Determination Date occurring not earlier than 25 days from the date of such notice.

Section 10.4 Termination of Lease. In the event of either (x) any such sale and receipt by Lessor and the Indenture Trustee of all of the amounts provided in Section 10.2 in respect of the Terminated Units or (y) retention of the Terminated Units and full performance by Lessor and Lessee of their respective payment obligations in compliance with Section 10.3, and upon compliance by Lessee with the other provisions of this Section 10, the obligation of Lessee to pay Basic Rent hereunder for such Terminated Units shall cease and the Lease Term for the Terminated Units shall end.

Section 10.5 Funding of Accounts on Termination. Lessee will not exercise a termination option under this Section 10 with respect to all of the
Units unless either (a) the full amount required to fund the Post Lease Term
Reserve Account is (upon consummation of such purchase and distribution of all amounts required to be distributed by the Collateral Agent under the Collateral
Agency Agreement) and will be then available to the Collateral Agent to fund such Post

Lease Agreement (TRLI 2001-1C)

Lease Term Reserve Account or (b) an indemnity pursuant to Section 3.13 of the
Collateral Agency Agreement has been provided.

SECTION 11. Loss, Destruction Requisition, Etc.

Section 11.1 Event of Loss. In the event that any Unit (i) shall suffer damage or contamination which, in Lessee's reasonable judgment (as evidenced by an Officer's Certificate of Lessee to such effect, confirmed by an
Officer's Certificate of the Manager), makes repair uneconomic or renders such
Unit unfit for commercial use, (ii) shall suffer destruction which constitutes a total loss, or shall suffer theft or disappearance (after reasonable efforts by
Lessee to locate the same) for a period exceeding 6 months (or, if earlier, the end of the Basic Term or Renewal Term then in effect), (iii) shall be permanently returned to the manufacturer pursuant to any patent indemnity provisions, (iv) shall have title thereto taken or appropriated by any governmental authority, agency or instrumentality under the power of eminent domain or otherwise or (v) shall be taken or requisitioned for use by any governmental authority or any agency or instrumentality thereof under the power of eminent domain or otherwise, and such taking or requisition is for a period that exceeds the remaining Basic Term or any Renewal Term then in effect (unless such taking or requisition is by any governmental authority, agency or instrumentality of Mexico or any state thereof in which case such period shall be the lesser of the period as aforesaid or 365 days) (any such occurrence being hereinafter called an "Event of Loss"), Lessee, in accordance with the terms of
Section 11.2, shall promptly and fully inform Lessor and the Indenture Trustee of such Event of Loss.

Section 11.2 Replacement or Payment upon Event of Loss. Upon the occurrence of an Event of Loss or the deemed occurrence of an Event of Loss pursuant to Section 9.1 or an election to replace pursuant to Section 8.1(b),
Lessee shall as soon as reasonably practical and in any event within 60 days after a Responsible Officer of the Manager shall have actual knowledge of the occurrence of such Event of Loss or election to replace give Lessor and the
Indenture Trustee notice thereof (which initial notice shall identify the Unit involved). Thereafter, within the 60-day period following such initial notice,
Lessee shall give Lessor and the Indenture Trustee a second notice as to which of the following options Lessee shall elect to perform (it being agreed that, except in the case of an election to replace pursuant to Section 8.1(b) (in which case Lessee will comply with the provisions of Section 8.1(b)), if Lessee shall fail to give such second notice, Lessee shall be deemed to have elected to perform the option set forth in Section 11.2(ii)):

Lease Agreement (TRLI 2001-1C)

(i) Upon Lessee's election to perform under this clause (i)
pursuant to the above-mentioned second notice (or in the circumstances of an election described in Section 8.1(b) with respect to any Unit), as promptly as practicable following such election, and in any event on or before the 60th day following such second notice (or Section 8.1(b) election), Lessee shall comply with Section 11.4(b) and shall convey or cause to be conveyed to Lessor a replacement unit ("Replacement Unit") to be leased to Lessee hereunder, such
Replacement Unit to be of the same car type of the same or newer model year (or otherwise approved by Lessor, which approval shall not be unreasonably withheld), and free and clear of all Liens (other than Permitted Liens of the type described in clause (ii) with respect to Permitted Subleases, and in clauses (iv) and (vii) of the definition thereof) and to have a fair market value, utility, residual value, remaining economic useful life and condition at least equal to the Unit so replaced (assuming such Unit was in the condition required to be maintained by the terms of this Lease) and to be (as of the date of conveyance) then subject to a currently effective Permitted Sublease having a remaining term of not less than one year; provided, that, if only railcars of newer age or greater value are available for such replacement, Lessee may on one occasion re-substitute a railcar with a value closer to or equal to that of the
Unit which originally suffered the Event of Loss or was replaced (which re-substitution shall occur within twenty-four months of the original replacement (but in no event within the three year period immediately preceding the Basic Term Expiration Date) and shall comply with this Section 11 as if an
Event of Loss had occurred); provided also that, if Lessee shall elect the option under this clause (i) but shall fail to perform its obligation to effect such replacement under this clause (i) within the 60-day period hereinabove provided for, then (except in the case of a failure to perform an election to replace pursuant to Section 8.1(b)) at the end of such 60-day period Lessee shall immediately give Lessor and the Indenture Trustee notice of such failure and specify that Lessee shall pay to Lessor on the next succeeding Rent Payment
Date that is at least 25 days after the end of such 60-day period, or in the case of Supplemental Rent, to the Person entitled thereto, the amounts specified in clause (ii) below as of such next succeeding Rent Payment Date, and Lessee shall pay such amounts on such Rent Payment Date; provided further that Lessee shall have no right to elect replacement or re-substitution under this clause
(i) if, at the time of the notice of the Event of Loss under Section 11.2 above or at the time such replacement or re-substitution is to occur, either (A), a
Lease Default pursuant to Section 14(a), 14(b), 14(g) or 14(h) or a Lease Event
of Default shall have occurred and be continuing or (B) sufficient cash amounts shall not have been made available to the

Lease Agreement (TRLI 2001-1C)

Collateral Agent such that all amounts then required to be applied under Section
3.4 of the Collateral Agency Agreement in order to satisfy the amounts referred to in clauses (1) through (11) thereof, inclusive shall have been distributed as specified thereby; or

(ii) on the Rent Payment Date which is not less than 25 days nor more than 60 days following the date of notice of Lessee's election to perform under this clause (ii), Lessee shall pay or cause to be paid to Lessor
(or in the case of Supplemental Rent, to the Persons entitled thereto) in funds of the type specified in Section 3.5, (a) an amount equal to the Stipulated Loss
Amount of each such Unit suffering an Event of Loss or deemed Event of Loss determined as of such Rent Payment Date, (b) all Basic Rent payable on such date in respect of such Unit (exclusive of any Basic Rent due on such date in respect of the Unit or Units suffering the Event of Loss), (c) any unpaid Late Payment
Premium in respect of the principal amount of the Equipment Notes to be prepaid in accordance with Section 2.10(b) of the Indenture and (d) all other Rent
(exclusive of any Basic Rent due on such date in respect of the Unit or Units suffering the Event of Loss) then due and payable hereunder (including, without limitation, the Accumulated Equity Deficiency Amount (without duplication of amounts calculated above) and Late Payment Interest related thereto) so that, after receipt and application of all such payments, but without withdrawal from any Reserve Account, Owner Participant shall be entitled under the terms of the
Collateral Agency Agreement to receive, and does receive, taking into account all payments of Basic Rent in respect of such Unit, the sum of the Accumulated
Equity Deficiency Amount and Late Payment Interest related thereto and any other amounts then due to Owner Participant, it being understood that until such
Stipulated Loss Amount and such other sums are paid, there shall be no abatement or reduction of Basic Rent on account of such Event of Loss.

Section 11.3 Rent Termination. Upon the replacement of any Unit or Units in compliance with Sections 11.2(i) and 11.4(b) (but only as to replaced Units and not any Replacement Unit) or upon the payment of all sums required to be paid pursuant to Section 11.2 in respect of any Unit or Units, the Lease Term with respect to such Unit or Units and the obligation to pay
Basic Rent for such Unit or Units accruing subsequent to the date of payment of
Stipulated Loss Amount or date of conveyance of such Replacement Unit or Units pursuant to Section 11.2 shall terminate; provided that Lessee shall be obligated to pay all Rent in respect of such Unit or Units which is payable under Section 11.2 with respect to such payment of

Lease Agreement (TRLI 2001-1C)

Stipulated Loss Amount or such replacement of such Unit or Units and in respect of all other Units then continuing to remain subject to this Lease.

Section 11.4 Disposition of Equipment; Replacement of Unit. (a)
Upon the payment of all sums required to be paid pursuant to Section 11.2 in respect of any Unit or Units, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Unit or Units, "as is",
"where is", without recourse or warranty, except for a warranty as to the absence of Lessor's Liens, and shall execute and deliver to Lessee or its designee, at Lessee's cost and expense, such bills of sale and other documents and instruments as Lessee or its designee may reasonably request to evidence such conveyance. As to each separate Unit so disposed of, so long as no Lease
Event of Default shall have occurred and be continuing, Lessee or its designee shall (subject to any insurer's right of subrogation, if any) be entitled to any amounts arising from such disposition, plus any awards, insurance or other proceeds and damages received by Lessee, Lessor or the Indenture Trustee by reason of such Event of Loss up to the Stipulated Loss Amount attributable thereto and any remainder shall be divided between Lessee and Lessor, as their respective interests may appear.

(b) At the time of or prior to any replacement of any Unit or
Replacement Unit, Lessee, at its own expense, will (A) furnish Lessor with a
Bill of Sale with respect to the Replacement Unit substantially in the form delivered pursuant to Section 4.1(g) of the Participation Agreement, (B) cause a
Lease Supplement substantially in the form of Exhibit A hereto, subjecting such
Replacement Unit to this Lease, and duly executed by Lessee, to be delivered to
Lessor for execution by the appropriate parties, it being understood that upon such execution (x) Lessee will cause such Lease Supplement to be filed for recordation in the same manner as provided for the original Lease Supplement in
Section 16.1 and (y) to the extent that the Indenture has not been satisfied and discharged, Lessor shall deliver possession of the "original" counterpart of such Lease Supplement to the Indenture Trustee, (C) so long as the Indenture shall not have been satisfied and discharged, cause an Indenture Supplement substantially in the form of Exhibit A to the Indenture for such Replacement
Unit, to be delivered to Lessor and to the Indenture Trustee for execution and, upon such execution, to be filed for recordation in the same manner and within the same time periods as provided for the original Indenture Supplement in
Section 16.1, (D) furnish Lessor with an opinion of Lessee's counsel (which may be the General Counsel or Assistant General Counsel of Trinity), (x) to the
effect that the Bill of Sale referred to in clause (A) above constitutes an

Lease Agreement (TRLI 2001-1C)

effective instrument for the conveyance of title to the Replacement Unit to
Lessor, and that legal and beneficial title to the Replacement Unit has been delivered to Lessor and (y) describing all filings and recordings required pursuant to Section 16 with respect to the Replacement Units, (E) furnish to
Owner Participant (and its applicable Affiliates) an agreement of Lessee to indemnify Owner Participant (and its applicable Affiliates) against any adverse tax consequences suffered as a result of such replacement that are not otherwise indemnified under the Tax Indemnity Agreement, (F) furnish Lessor with an engineer's certificate (which may be from an employee of the Manager) certifying as to the utility, condition, model year and remaining useful life required under clause (i) of Section 11.2, (G) furnish to Lessor and the Indenture
Trustee an Officer's Certificate certifying that the Replacement Unit has a fair market value, utility, residual value, model year and remaining economic useful life and condition at least equal to the Unit being replaced and is free and clear of all Liens (other than Permitted Liens of the type described in clause
(ii) with respect to Permitted Subleases, and in clauses (iv) and (vii) of the definition thereof), (H) furnish Lessor with an opinion from independent tax counsel reasonably acceptable to Owner Participant to the effect that Owner
Participant should not suffer any adverse consequence as a result of such replacement, (I) furnish Lessor with an opinion of independent transportation counsel or in-house counsel for Manager as to the absence of Liens of record with the STB and as to the completion of all necessary STB filings and deposits with the Registrar General of Canada described in Section 16.1 hereof with respect to such Replacement Unit and (J) furnish such other documents and evidence as any Participant, Lessor or the Indenture Trustee, or their respective counsel, may reasonably request in order to establish the consummation of the transactions contemplated by this Section 11.4. For all purposes hereof, (i) Lessee shall be deemed to have complied with the requirements of this Section 11.4(b) as of the date of its delivery to Lessor, the Participants and the Indenture Trustee of the documents and instruments referred to in the foregoing clauses (A) through (J), signed by Lessee or its counsel, as applicable, in due form for any required filing or recording, and such filing or recording shall have been made if such documents and instruments have been executed and delivered by Lessor or Indenture Trustee or both of them in a timely manner, (ii) title to the Replacement Unit shall be deemed to have been transferred to Lessor as of such date and (iii) upon such passage of title thereto to Lessor the Replacement Unit shall be deemed part of the property leased hereunder and the Replacement Unit shall be deemed a "Unit" as defined herein. Upon such passage of title, Lessor will transfer to Lessee, "as is" and
"where is" and without recourse or warranty (except as to Lessor's Liens), all
Lessor's right, title and interest in and to the replaced Unit, and upon such transfer, Lessor will request in

Lease Agreement (TRLI 2001-1C)

writing that the Indenture Trustee execute and deliver to Lessee an appropriate instrument releasing such replaced Unit from the lien of the Indenture. Lessee shall pay all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses) incurred by Lessor, any Participant or the Indenture
Trustee in connection with any replacement pursuant to this Section 11.4. Lessee further agrees that, upon receipt of fully signed counterparts of the Lease
Supplement and Indenture Supplement referred to in clauses (B) and, if applicable, (C) of the first sentence of this Section 11.4(b), it will, at its sole cost and expense, cause such documents to be filed or recorded in the manner contemplated by Section 16.1.

Section 11.5 Eminent Domain. In the event that during the Lease
Term the use of any Unit is requisitioned or taken by any governmental authority under the power of eminent domain or otherwise for a period which does not constitute an Event of Loss, all of Lessee's obligations under the Operative
Agreements, including without limitation, Lessee's obligation to pay all installments of Basic Rent, shall continue for the duration of such requisitioning or taking. Any amount referred to in Section 11.4(a) or in
Section 12 which is payable to Lessor shall be deposited in the related
Non-Shared Payments Account established under the Collateral Agency Agreement.

SECTION 12. Insurance.

Section 12.1 Insurance. Lessee will at all times after delivery and acceptance of each Unit, at its own expense, keep or cause the Insurance
Manager under the Insurance Agreement to keep such Unit insured with insurers of recognized responsibility with a rating of at least A- by A.M. Best Company (or a comparable rating by a nationally or internationally recognized rating group of comparable stature) or by other insurers approved in writing by Lessor, which approval shall not be unreasonably withheld, in amounts and against risks and with deductibles and terms and conditions not less than the insurance, if any, maintained by the Manager with respect to similar equipment which it owns or leases, but in no event shall such coverage be for amounts or against risks less than the prudent industry standard for companies engaged in leasing of railcars.
Without limiting the foregoing, Lessee will in any event:

(a) keep each Unit insured against physical damage (which may be accomplished pursuant to a contingent physical damage policy) in an amount not less than the Stipulated Loss Amount attributable thereto as shown on
Schedule 4 to

Lease Agreement (TRLI 2001-1C)

the Participation Agreement, subject to an aggregate limit for all Units of not less than $1,500,000 per occurrence, provided that such coverage may provide for deductible amounts of not more than $50,000 per occurrence; and

(b) maintain public liability insurance naming Owner
Participant, Lessor, the Trust Company, the Indenture Trustee, the Collateral
Agent and Loan Participant as additional insureds (but only with respect to liability arising out of or related to the Operative Agreements and the Units)
against bodily injury, death or property damage arising out of the use or operation of the Units with general and excess liability limits of not less than
$100,000,000 per occurrence or in the aggregate, provided that such coverage may provide for deductible amounts not exceeding the lesser of (w) $10,000,000 or
(x) the difference (not less than zero (0)) between (i) the level of the then current deductible maintained by Manager for the Manager's Fleet (or if Manager,
its successors and assigns is no longer engaged in the railcar leasing business, the average level of the then current deductible amounts maintained by the three largest companies engaged in such business in the United States) and (ii) such amount of additional coverage as may be obtained by Lessee in reduction of the then current deductible maintained by Manager for an additional incremental annual premium payable by Lessee in the aggregate in respect of the entire
Partnership Fleet of up to $100,000 as adjusted by the Inflation Factor;
provided, further, that such policies which are carried on a "claims made" basis shall provide for a retroactive date not more recent than either (y) the Closing
Date, or (z) a date seven years prior to the effective date of the policy.

(c) It is understood and agreed that the insurance required
under this Section 12.1 may be part of a company-wide insurance program of the
Insurance Manager or its Affiliates, including risk-retention and self-insurance. Any policy of insurance maintained in accordance with this
Section 12.1 and any policy purchased in substitution or replacement for any of such policies shall provide that if any such insurance lapses or is cancelled or terminated for any reason whatever (other than upon normal policy expiration),
Lessor, the Indenture Trustee, the Collateral Agent, Loan Participant and Owner
Participant shall receive 30 days' prior written notice of such lapse, cancellation or termination.

(d) If Lessee or the Insurance Manager shall maintain any
liability coverages for the benefit of Lessee in excess of the coverages required hereunder (whether or not such excess coverage complies with the requirements under this Section 12), Lessee will cause all such coverages to name Owner Participant, Lessor,

Lease Agreement (TRLI 2001-1C)

the Trust Company, the Indenture Trustee and Loan Participant as additional insureds (but only with respect to liability arising out of or related to the
Operative Agreements or the Units), provided, however, that, the requirements of this Section 12 shall not otherwise apply to such coverages.

Section 12.2 Physical Damage Insurance. (a) The insurance
maintained pursuant to Section 12.1(a) shall provide that (i) so long as the
Equipment Notes remain outstanding, the proceeds up to the Stipulated Loss
Amount for any loss or damage to any Unit shall be paid to the Indenture Trustee under a standard loss payable clause, and thereafter to Lessor and (ii) so long as no Lease Event of Default shall have occurred and be continuing, Lessee will be entitled, at its own expense, to make all proofs of loss and/or take all other steps necessary to collect the proceeds of such insurance.

(b) In lieu of maintaining the physical damage insurance
required by Section 12.1(a), Lessee may self-insure with respect to the Units for such amounts and against such risks as shall be consented to by Lessor and the Indenture Trustee, which consent shall be based upon reasonable practices then in effect in the railcar leasing and insurance industries and upon the financial condition of Lessee taking into account Lessee's capital structure and that Lessee is a special purpose corporation.

(c) The entire proceeds of any property insurance or third
party payments for damages to any Unit received by Lessor or the Indenture
Trustee shall be held by such party until, with respect to such Unit, the repairs referred to in clause (i) below are made as specified therein or payment of the Stipulated Loss Amount is made, and such entire proceeds will be paid, so long as no Lease Event of Default shall have occurred and be continuing, either:

(i) to Lessee promptly following receipt by the Indenture
Trustee or Lessor, as the case may be, of a written application signed by Lessee for payment to Lessee for repairing or restoring the Units which have been damaged so long as (1) Lessee shall have complied with the applicable provisions of this Lease, and (2) Lessee shall have certified that any damage to such Units shall have been fully repaired or restored; or

(ii) if this Lease is terminated with respect to such
Unit because of an Event of Loss and Lessee has paid the Stipulated Loss
Amount

Lease Agreement (TRLI 2001-1C)

and all other amounts due as a result thereof, such proceeds shall be promptly paid over to, or retained by, Lessee.

Section 12.3 Public Liability Insurance. (a) The public liability insurance referred to in paragraph 12.1(b) shall (i) provide that in as much as such policies cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, deductibles or retentions and liability for premiums, commissions, assessments or calls (which shall be solely a liability of Lessee), shall operate in the same manner as if there were a separate policy or policies covering each insured, (ii) waive any rights of subrogation of the insurers against Owner
Participant, Lessor, the Trust Company, the Indenture Trustee, and Loan
Participant (iii) provide that neither Owner Participant, Lessor, the Trust
Company, the Indenture Trustee nor Loan Participant shall have any responsibility for any insurance premiums, whether for coverage before or after cancellation or termination of any such policies as to Lessee and (iv) be primary without contribution from any similar insurance maintained by Owner
Participant, Lessor, the Trust Company, the Indenture Trustee or Loan
Participant.

(b) Lessee shall use its reasonable efforts to obtain public liability insurance policies which stipulate that coverage thereunder will not be invalidated (as to Owner Participant, Loan Participant, Lessor, as Lessor of
the Units and in its individual capacity, and the Indenture Trustee) by any act or neglect of Lessee, or any breach or violation by Lessee of any warranties, declarations or conditions contained in such policies, but shall be under no obligation to obtain such policies containing such stipulations if they are not available to Lessee at commercially reasonable rates in the markets in which
Lessee has then placed its insurance program.

(c) In the event any public liability insurance policy or
coverage thereunder which are required to be maintained under Section 12.1(b)
shall not be available to Lessee in the commercial insurance market on commercially reasonable terms, Lessor shall not unreasonably withhold its agreement to waive such requirement. Lessee shall make written request for any such waiver in writing, accompanied by written reports prepared, at Lessee's option, either by (i) one independent insurance advisor chosen by Lessee and
Lessor or (ii) three independent insurance advisors, one chosen by Lessor, one chosen by Lessee and one chosen by the other two advisors (one of which may be the regular insurance broker or brokers of Lessee). The fees and expenses of all such advisors shall be paid by Lessee. The written reports required hereunder shall (x) state that such insurance (or the required

Lease Agreement (TRLI 2001-1C)

coverage thereunder) is not reasonably available to Lessee at commercially reasonable premiums in the commercial insurance markets within which Lessee or the Manager normally purchases its insurance from insurers, acceptable to
Lessee, with a Best's rating of A- or better for railcars of similar type and capacity and (y) explain in detail the basis for such conclusions. Upon the granting of any such waiver, Lessee shall within 15 days thereafter certify to
Lessor in writing the cost (on the basis of the Manager's Fleet) of liability insurance premiums for the coverage required by Section 12.1 (b) for the immediately preceding fiscal year; and in the event that any such certificate is not received by Lessor within such 15-day period, any such waiver shall be deemed revoked. At any time after the granting of such waiver, but not more often than once a year, Lessor may make a written request for a supplemental report (in form reasonably acceptable to Lessor) from such insurance advisor(s)
updating the prior report and reaffirming the conclusions set forth therein.
Lessee shall provide any such required supplemental report within 60 days after receipt of the written request therefor. Any such waiver shall be effective for only as long as such insurance is not reasonably available to Lessee in the commercial markets in which Lessee normally purchases its insurance at commercially reasonable rates, it being understood that the failure of Lessee to furnish timely any such supplemental report shall be conclusive evidence that such condition no longer exists. If such supplemental report shows that such coverage is available, Lessee shall within 90 days of such report obtain such insurance coverage. During any period with respect to which such waiver has been granted and remains in effect under this Section 12.3(c), Lessee shall obtain public liability insurance as set forth in Section 12.1(b) from such carriers, in such amounts and with coverage limits and deductibles as may be reasonable in its judgment under the circumstances, but in any event (i) no less than prudent industry standards and (ii) in an amount that may be purchased for a premium equal to 200% of Lessee's cost (on a fleet-wide basis) of public liability insurance premiums for the coverage on a fleet-wide basis required by Section
12.1(b) for the final year immediately preceding the fiscal year in which such waiver first was granted.

Section 12.4 Certificate of Insurance. (a) Lessee shall, prior to the Closing Date and when the renewal certificate referred to below is sent
(but in any event not less than annually), furnish (or, in the case of (iii)
below, use reasonable efforts to furnish) Lessor, the Indenture Trustee, Owner
Participant and the Loan Participant with a certificate signed by the insurer or an independent insurance broker (i) showing the insurance then maintained by
Lessee pursuant to Section 12.1, (ii) stating that, except as noted in such certificate, such insurance complies with the

Lease Agreement (TRLI 2001-1C)

requirements contained in Exhibit B-1 (as to public liability insurance) and/or
B-2 (as to physical/damage insurance) to the Participation Agreement, (iii)
stating that, except as noted in such certificate, such insurance complies with the requirements contained in this Section 12 and (iv) to the extent that any provision that Lessee is required to use reasonable efforts to obtain is not contained in such insurance, such certificate shall so state and shall confirm that, in such broker's opinion, such provision is not reasonably obtainable.
Lessor shall be entitled at its expense to review copies of all applicable insurance policies. With respect to any renewal policy or policies, certificates or binders evidencing such renewal shall be furnished as soon as practicable, but in no event later than 30 days after the earlier of the date such renewal is effected or the expiration date of the original policy or policies.
Simultaneously, with the furnishing of such certificate, Lessee will provide appropriate evidence, reasonably satisfactory to Lessor and the Indenture
Trustee, that all premiums due on such insurance have been paid.

(b) Lessee agrees to use reasonable efforts to cause each of its insurers to agree that, with respect to any policy of insurance maintained pursuant to Section 12.1, such insurer will provide not less than 30 days' prior written notice to Lessor, the Indenture Trustee, Loan Participant and Owner
Participant of any non-renewal or material adverse change with respect to such policy. For purposes of this Section 12.4(b), "material adverse change" shall mean a material adverse change in policy limits, exclusions or deductibles or any material adverse change in policy coverage inconsistent with the requirements of Section 12.1(b). If any of Lessee's insurers delivers such notice of non-renewal, Owner Participant may attempt to obtain and provide satisfactory insurance and Lessee shall reimburse Owner Participant for reasonable and prudent expenses incurred (i) during the period 10 days prior to expiration of existing insurance policies, for all Owner Participant's expenses excluding broker fees and commissions and insurance premiums, and (ii) on and after the expiration of existing insurance policies, for all Owner Participant's expenses including broker fees and commissions and insurance premiums.

Section 12.5 Additional Insurance. In the event that Lessee shall fail to maintain insurance as herein provided in Section 12.1 or, if applicable,
Section 12.3, Lessor may at its option, upon prior written notice to Lessee, provide such insurance and, in such event, Lessee shall, upon demand from time to time reimburse Lessor for the cost thereof together with interest from the date of payment thereof at the Late Rate, on the amount of the cost to Lessor of such insurance which Lessee shall have failed to maintain. If after Lessor has provided such insurance, Lessee then obtains

Lease Agreement (TRLI 2001-1C)

the coverage provided for in Section 12.1 which was replaced by the insurance provided by Lessor, and Lessee provides Lessor with evidence of such coverage reasonably satisfactory to Lessor, Lessor shall cancel the insurance it has provided pursuant to the first sentence of this Section 12.5. In such event,
Lessee shall reimburse Lessor for all costs to Lessor of cancellation, including without limitation any short rate penalty, together with interest from the date of Lessor's payment thereof at the Late Rate. In addition, at any time Lessor
(either directly or in the name of Owner Participant) may at its own expense carry insurance with respect to its interest in the Units, provided that such insurance does not interfere with Lessee's ability to insure the Units as required by this Section 12 or adversely affect Lessee's insurance or the cost thereof, it being understood that all salvage rights to each Unit shall remain with Lessee's insurers at all times. Any insurance payments received from policies maintained by Lessor pursuant to the previous sentence shall be retained by Lessor without reducing or otherwise affecting Lessee's obligations hereunder, other than with respect to Unit(s) with respect to which such payments have been made.

Section 12.6 Post-Lease Term Insurance. Lessee agrees that upon the expiration or earlier termination of the Lease Term, Lessee will, with respect to the public liability insurance otherwise required to be carried under this Section 12, either: (A) purchase a seven year extended reporting period for
Owner Participant, Lessor and Owner Trustee, or (B) obtain the written agreement of the Manager in form and substance satisfactory to Owner Participant to carry or cause to be carried for such seven year period public liability insurance which satisfies the requirements of this Section 12 and which names Owner
Participant, Lessor, the Collateral Agent and Owner Trustee as additional insureds.

SECTION 13. Reports; Inspection.

Section 13.1 Duty of Lessee to Furnish. On or before April 30,
2002, and on or before each April 30 thereafter, Lessee will furnish (or cause the Manager under the Management Agreement to furnish) to Lessor, Owner
Participant, Loan Participant, the Indenture Trustee and the Rating Agency an
accurate statement, as of the preceding December 31, (a) showing the amount, description and reporting marks of the Units then leased hereunder, the amount, description and reporting marks of all Units that may have suffered an Event of
Loss during the 12 months ending on such December 31 (or since the Closing Date, in the case of the first such statement), and such other information regarding the condition or repair of the Units as Lessor may

Lease Agreement (TRLI 2001-1C)

reasonably request, (b) stating that, in the case of all Units repainted during the period covered by such statement, the markings required by Section 4.2 hereof shall have been preserved or replaced, (c) showing the percentage of use in the United States and in each of Canada and Mexico based on the total mileage traveled by all railcars in the Total Managed Fleet (or by the Units, if and to
the extent generally made available to the Manager in the ordinary course with respect to railcars in general interchange service similar to the Units) for the prior calendar year as reported to the Manager by railroads (provided, that
Lessee shall cooperate with Owner Participant and Lessor and shall provide such additional information on such matters as Owner Participant or Lessor may reasonably request to enable Owner Participant and Lessor to pursue or fulfill their respective tax audit and tax litigation rights and obligations) and (d)
stating that Lessee is not aware of any condition of any Unit which would cause such Unit not to comply in any material respect with the rules and regulations of the FRA and the interchange rules of the Field Manual of the AAR as they apply to the maintenance and operation of the Units in interchange and any other requirements hereunder.

Section 13.2 Lessor's Inspection Rights. Lessor, Owner
Participant and the Indenture Trustee each shall have the right, but not the obligation, at their respective sole cost and expense, unless a Lease Event of
Default shall have occurred and be continuing, by their respective authorized representatives, to inspect the Units, all subleases thereof and Lessee's records with respect thereto. All inspections shall be conducted during Lessee's normal business hours, on the Manager's premises or in areas that are not the premises of a Sublessee to which Lessee has reasonable access, and upon reasonable prior notice to Lessee. Lessee shall not be liable for any injury to, or the death of, any Person exercising, either on behalf of Lessor, Owner
Participant, the Indenture Trustee or any prospective user, the rights of inspection granted under this Section 13.2 unless caused by Lessee's gross negligence or wilful misconduct. Except following the occurrence and continuance of a Lease Event of Default, no inspection pursuant to this Section 13.2 shall interfere with the use, operation or maintenance of the Units or the ordinary course of Lessee's or any Sublessee's business, and except as provided herein,
Lessee shall not be required to undertake or incur any additional liabilities in connection therewith.

SECTION 14. Lease Events of Default.

The following events shall constitute Lease Events of Default hereunder (whether any such event shall be voluntary or involuntary or come about

Lease Agreement (TRLI 2001-1C)

or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Lease Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

(a) Lessee shall fail to (i) make or (ii) be deemed by virtue of the last sentence of Section 3.5 hereof to have made any payment of Basic
Rent, Early Purchase Price, any other purchase price to be paid by Lessee for any Units pursuant to this Lease or the Participation Agreement, Stipulated Loss
Amount or Termination Amount within 10 Business Days after the same shall have become due; provided, however, that so long as any Equipment Notes remain outstanding, failure to make (or be deemed to have made) any portion of Basic
Rent on any Rent Payment Date shall not be a Lease Event of Default so long as the amounts applied under Section 3.4, clause (4), of the Collateral Agency
Agreement are sufficient to make the distributions required under such clause
(4) with respect to the obligations owed under this Lease; or

(b) Lessee shall fail to (i) make or (ii) be deemed by virtue of payments made by the Collateral Agent to have made any payment of
Supplemental Rent; including indemnity or tax indemnity payments, but not including Stipulated Loss Amount, Termination Amount, Early Purchase Price, or
any other purchase price to be paid by Lessee for any Units pursuant to this
Lease or the Participation Agreement after the same shall have become due and such failure shall continue unremedied for 10 Business Days after receipt by
Lessee of written notice of such failure from Lessor, Owner Participant or the
Indenture Trustee; provided, however, that so long as any Equipment Notes remain outstanding, failure to make (or be deemed to have made) payment of any of the amounts referred to in or to be applied pursuant to clauses (5) through (14) of
Section 3.4 of the Collateral Agency Agreement shall not be a Lease Event of
Default; or

(c) Lessee shall fail to maintain in effect the insurance
required by Section 12 or Section 6.4 of the Collateral Agency Agreement and
such failure shall not have been waived as provided for therein; or

(d) Lessee shall use or permit the use of the Units or the
Pledged Units or any portion thereof in a way which is not permitted by this
Lease (with respect to the Units) or the Collateral Agency Agreement (with respect to the Pledged Units), provided that such unauthorized use shall not constitute a Lease Event of

Lease Agreement (TRLI2001-1C)

Default for a period of 45 days after the occurrence thereof so long as (i)
such unauthorized use is not the result of any willful action of Lessee and
(ii) such unauthorized use is capable of being cured and Lessee diligently pursues such cure throughout such 45-day period; or Lessee shall make or permit any unauthorized assignment or transfer of this Lease in violation of
Section 18.2; or

(e) Lessee shall fail to observe or perform in any material respect any of the covenants or agreements to be observed or performed by Lessee in
Section 6.2 or 6.3 of the Collateral Agency Agreement; or

(f) Any representation or warranty made by Lessee in any Lessee
Agreement or any representation or warranty made by TILC or TRMI in any
Operative Agreement to which any such Person is a party is untrue or incorrect in any material respect as of the date of making thereof and such untruth or incorrectness shall continue to be material and unremedied; provided that, if such untruth or incorrectness is capable of being remedied, no such untruth or incorrectness shall constitute a Lease Event of Default hereunder for a period of 30 days after receipt of notice from Lessor, Owner Participant or the
Indenture Trustee so long as Lessee, TILC or TRMI, as the case may be, is diligently proceeding to remedy such untruth or incorrectness and shall in fact remedy such untruth or incorrectness within such period; provided that such untrue or incorrect representation or warranty shall be deemed to be remediable or remedied only after all adverse consequences thereof, if any, can be and have been remedied as applicable; or

(g) Lessee or the General Partner shall (i) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to any such relief or to the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) admit in writing its inability to pay its debts generally as they come due, or (iv) make a general assignment for the benefit of creditors, or (v) take any corporate action to authorize any of the foregoing; or

(h) An involuntary case or other proceeding shall be commenced against Lessee or the General Partner seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar

Lease Agreement (TRLI2001-1C)

law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(i) Lessee shall fail to observe or perform any other of the covenants or agreements to be observed or performed by Lessee under any Lessee
Agreement or any certificate and such failure shall continue unremedied for 30 days after notice from Lessor, Owner Participant or the Indenture Trustee to
Lessee, specifying the failure and demanding the same to be remedied; provided that, if such failure is capable of being remedied, and the remedy requires an action other than, or in addition to, the payment of money, no such failure
(other than one relating to the payment of such money) shall constitute a
Lease Event of Default hereunder for a period of 90 days after receipt of such notice so long as Lessee is diligently proceeding to remedy such failure and shall in fact remedy such failure within such period; or

(j) A Manager Default shall have occurred and be continuing under the Management Agreement, and Lessee shall have failed to exercise its rights under the Management Agreement in respect of such Manager Default for a period of 30 days after receipt by Lessee of written notice from Lessor, Owner
Participant or the Indenture Trustee demanding that such action be taken; or

(k) An Insurance Manager Default shall have occurred and be
continuing under the Insurance Agreement, and Lessee shall have failed to exercise its rights under the Insurance Agreement in respect of such Insurance
Manager Default for a period of 30 days after receipt by Lessee of written notice from Lessor, Owner Participant or the Indenture Trustee demanding that such action be taken;

(l) The Administrator shall have defaulted in any material respect in the performance of any of its obligations under the Administrative Services
Agreement, and Lessee shall have failed to exercise its rights under the
Administrative Services Agreement in respect of such default for a period of
30 days after receipt by Lessee of written notice from Lessor, Owner
Participant or the Indenture Trustee , demanding that such action be taken; or

(m) A "Lease Event of Default" (as defined in the applicable Other
Lease) shall have occurred and be continuing with respect to any Other Lease.

Lease Agreement (TRLI2001-1C)

Notwithstanding anything to the contrary contained in this Lease, any failure of Lessee to perform or observe any covenant or agreement herein shall not constitute a Lease Event of Default if such failure is caused solely by reason of an event which constitutes an "Event of Loss" so long as Lessee is continuing to comply with the applicable terms of Section 11.

SECTION 15. Remedies.

Section 15.1 Remedies. Upon the occurrence of any Lease Event of
Default and at any time thereafter so long as the same shall be continuing,
Lessor may, at its option, declare this Lease to be in default by a written notice to Lessee (except that this Lease shall, without any action on the part of Lessor, be automatically deemed to have been declared in default upon the occurrence of a Lease Event of Default described in Section 14(g) or (h)); and
at any time thereafter, unless Lessee shall have remedied all outstanding
Lease Events of Default prior to the commencement of the exercise by Lessor of any of its remedies hereunder, Lessor may do one or more of the following as lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

(a) proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

(b) by notice in writing to Lessee, Lessor may demand that Lessee, and Lessee shall, upon written demand of Lessor and at Lessee's expense (but subject to the rights of any Sublessee which has been granted the right of quiet enjoyment of the Unit by Lessee pursuant to a Sublease, so long as no event of default by the Sublessee shall have occurred and be continuing under the relevant Sublease), (i) forthwith return all or any part of the Units so demanded to Lessor or its order in the manner and condition required by, and otherwise in accordance with all of the provisions of, Section 15.5; or Lessor with or without notice or judicial process may by its agents enter upon the premises of Lessee or other premises where any of the Units may be located and take possession of and remove all or any of the Units , and Lessor may use and employ in connection with such removal any services, aids, equipment, trackage and other facilities of Lessee as is reasonably required to remove such Units and thenceforth hold, possess and enjoy the same free from any right of

Lease Agreement (TRLI2001-1C)

Lessee, or its successor or assigns, to use such Units for any purpose whatever and (ii) with respect to any Unit which is then subject to a
Sublease, assign all of Lessee's right, title and interest in such Sublease to
Lessor;

(c) sell any Unit and/or assign any Sublease at public or private sale in such manner as Lessor may determine, free and clear of any rights of
Lessee (but subject to the rights of any Sublessee which has been granted the right of quiet enjoyment of the Unit by Lessee pursuant to a Sublease, so long as no event of default by the Sublessee shall have occurred and be continuing under the relevant Sublease) and without any duty to account to Lessee or any
Sublessee with respect to such sale or for the proceeds thereof (except to the extent required by paragraph (f) below if Lessor elects to exercise its rights under said paragraph), in which event Lessee's obligation to pay Basic Rent with respect to such Unit hereunder due for any periods subsequent to the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if Lessor elects to exercise its rights under either of said paragraphs);

(d) hold, keep idle or lease to others any Unit not then subject to a Sublease as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee or any
Sublessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Basic Rent with respect to such Unit due for any periods subsequent to the date upon which
Lessee shall have been deprived of possession and use of such Unit pursuant to this Section 15 shall be reduced by the net proceeds, if any, received by
Lessor from leasing such Unit to any Person other than Lessee;

(e) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a), (b), (c) or (d)
above with respect to any Unit, Lessor, by written notice to Lessee specifying a payment date (which date shall be a Determination Date for the purposes of computing Stipulated Loss Amount) which shall be not less than 10 days after the date of such notice, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the
Basic Rent for such Unit due after the payment date specified in such notice), all Rent, other than Stipulated Loss Amount and Termination Amount or amounts calculated by reference thereto, due and payable, or accrued, in respect of such Unit as of the payment date specified in such notice (exclusive of any
Basic Rent due on such date) plus whichever of the following amounts Lessor, in its

Lease Agreement (TRLI2001-1C)

sole discretion, shall specify in such notice: (i) an amount with respect to each such Unit which represents the excess of the present value, as of such payment date, of all rentals for such Unit which would otherwise have accrued hereunder from such payment date for the remainder of the Basic Term or any
Renewal Term then in effect over the then present value of the then Fair
Market Rental Value of such Unit (taking into account its actual condition)
for such period discounted from the end of such Term to such payment date, such present value to be computed in each case using a per annum discount rate equal to the Debt Rate, compounded monthly from the respective dates upon which rentals would have been payable hereunder had this Lease not been terminated; or (ii) an amount equal to the excess, if any, of the Stipulated
Loss Amount for such Unit computed as of the payment date specified in such notice over the Fair Market Sales Value of such Unit (taking into account its actual condition) as of the payment date specified in such notice; or (iii) if
Lessor shall not have sold such Unit pursuant to the exercise of its rights under paragraph (c) above with respect to such Unit, an amount equal to the higher of Stipulated Loss Amount for such Unit computed as of the payment date specified in such notice or the Fair Market Sales Value of such Unit (assuming it is in the condition required by this Lease) as of the payment date specified in such notice; and upon payment by Lessee pursuant to said clause
(iii) of such Stipulated Loss Amount or Fair Market Sales Value, as the case may be, any Late Payment Premium and of all other amounts (other than Basic
Rent due on such date) payable by Lessee under this Lease and under the other
Operative Agreements in respect of such Unit, Lessor shall transfer "as is"
and "where is" and without recourse or warranty all right, title and interest of Lessor in and to such Unit to Lessee or as it may direct, and Lessor shall execute and deliver such documents evidencing such transfer as Lessee shall reasonably request;

(f) if Lessor shall have sold any Unit pursuant to paragraph (c)
above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to such Unit may, if it shall so elect, demand that Lessee pay to
Lessor, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for such Unit due subsequent to the Rent Payment Date next preceding such sale), any accrued and unpaid Rent for such Unit as of the date of such sale (Basic Rent for this purpose accruing at a per diem rate equal to the monthly amount due on the next following Rent Payment Date divided by 30) (exclusive of any Basic Rent due on such date), plus the amount, if any, by which the Stipulated Loss
Amount of such Unit computed as of the Rent Payment Date next preceding the date of such sale or, if such sale occurs on a Rent Payment Date, then computed as of such Rent Payment Date, plus the amount of any Late Payment

Lease Agreement (TRLI2001-1C)

Premium, exceeds the net proceeds of such sale (taking into account for this purpose all costs and expenses, including legal fees and expenses, incurred by
Lessor in connection with such sale or otherwise exercising remedies hereunder) plus interest on such excess from the date of such sale to the date of payment at the Late Rate; and

(g) Lessor may terminate the leasing of any or all Units under this
Lease and/or any Sublease (except with respect to a Sublease which grants the
Sublessee thereunder the right of quiet enjoyment with respect to the Unit, so long as no event of default by the Sublessee shall have occurred and be continuing under the relevant Sublease) or may exercise any other right or remedy that may be available to it under applicable law.

In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies (including, without limitation, Late Payment
Interest, but exclusive of any Basic Rent due on such date), and for legal fees and other costs and expenses incurred by reason of the occurrence of any
Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including without limitation the repayment in full of any costs and expenses necessary to be expended in repairing any Unit in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease.

In the event Lessor terminates this Lease pursuant to any provision of this Section 15.1, and the Stipulated Loss Amount is not payable, the amounts otherwise payable by Lessee hereunder shall be increased by any positive amount (as a payment for accrued but unpaid Basic Rent) of the Basic Rent
Adjustment set forth on Schedule 4-A of the Participation Agreement opposite the relevant Rent Payment Date or decreased by the absolute value of any negative amount (as a rebate of prepaid Basic Rent) of the Basic Rent
Adjustment set forth on Schedule 4-A of the Participation Agreement opposite the relevant Rent Payment Date; provided, however, that to the extent that such payment or refund does not precisely reflect the difference between Basic
Rent allocated and Basic Rent paid as of the date Basic Rent ceases to accrue, the amounts due hereunder shall be further adjusted to ensure that the aggregate amount of Basic Rent paid equals the aggregate amount of Basic Rent allocated as of the date Basic Rent ceases to accrue.

Section 15.2 Cumulative Remedies. The remedies in this Lease provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative

Lease Agreement (TRLI2001-1C)

and shall be in addition to all other remedies in its favor existing at law or in equity. Lessee hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify any of the remedies herein provided, to the extent that such waiver is permitted by law. Except to the extent provided in the operative agreements, Lessee hereby waives any and all existing or future claims of any right to assert any offset or counterclaim against the rent payments due hereunder, and agrees to make the rent payments regardless of any offset or counterclaim or claim which may be asserted by lessee on its behalf in connection with the lease of the Units. Lessee further agrees that Lessee's obligations to pay all rent (including, without limitation, all basic rent and supplemental rent) and its obligations to maintain the Units pursuant to Section 8 hereof and to maintain the insurance pursuant to Section 12 hereof shall constitute monetary obligations of lessee for all purposes of section 365 of the bankruptcy code. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require lessor to sell, lease or otherwise use the units in mitigation of Lessor's damages as set forth in
Section 15.1 or that may otherwise limit or modify any of Lessor' rights and remedies provided in this Section 15.

Section 15.3 No waiver. No delay or omission to exercise any right, power or remedy accruing to Lessor upon any breach or default by Lessee under this Lease shall impair any such right, power or remedy of Lessor, nor shall any such delay or omission be construed as a waiver of any breach or default, or of any similar breach or default hereafter occurring; nor shall any waiver of a single breach or default be deemed a waiver of any subsequent breach or default.

Section 15.4 Notice of Lease Default. Lessee agrees to furnish to
Lessor, owner participant and the indenture trustee, promptly upon any officer acquiring actual knowledge of any condition which constituted or constitutes a
Lease Default under this Lease, written notice specifying such condition and the nature and status thereof.

Section 15.5 Lessee's Duty to Return Equipment Upon Default. If
Lessor or any assignee of Lessor shall terminate this Lease pursuant to this
Section 15 and shall have provided to Lessee the written demand specified in
Section 15.1(b), Lessee shall forthwith deliver possession of the units not then subject to a Sublease to Lessor (except where Lessor has received all amounts payable by Lessee pursuant to any notice provided by Lessor under
Section 15.1(e)(iii)). For the purpose of delivering possession of any unit not then subject to a Sublease to Lessor

Lease Agreement (TRLI2001-1C)

as above required, Lessee shall at its own cost, expense and risk (except as hereinafter stated):

(a) forthwith place such Units upon such storage tracks of Lessee or any of its Affiliates or, at the expense of Lessee, on any other storage tracks, as Lessor may designate or, in the absence of such designation, as
Lessee may select;

(b) permit Lessor to store such Units on such tracks without charge for insurance, rent or storage until such Units have been sold, leased or otherwise disposed of by Lessor and during such period of storage Lessee shall continue to maintain all insurance required by Section 12.1 hereof; and

(c) transport the Units to any place on any lines of railroad or to any connection carrier for shipment, all as Lessor may direct in writing. All such Units not then subject to a Sublease returned shall be in the condition required by Section 6.2 hereof.

All amounts earned in respect of the Units after the date of termination of this Lease pursuant to this Section 15, but not exceeding amounts actually received therefor, shall be paid to Lessor or, so long as the
Indenture shall not have been discharged pursuant to its terms, the Indenture
Trustee, and, if received by Lessee, shall be promptly turned over to Lessor or the Indenture Trustee as aforesaid. In the event any Unit not then subject to a Sublease is not assembled, delivered and stored as hereinabove provided within 15 days after the termination of the leasing of such Unit pursuant to
Section 15, Lessee shall, in addition, pay to Lessor or the Indenture Trustee as aforesaid as liquidated damages and not as a penalty, for each day thereafter an amount equal to the amount, if any, by which the daily equivalent of the average Basic Rent for the term in effect immediately prior to the expiration of the Lease for such Unit exceeds the amount, if any, received by Lessor or the Indenture Trustee as aforesaid (either directly or from Lessee) for such day for such Unit pursuant to the preceding sentence.

Section 15.6 Specific Performance; Lessor Appointed Lessee's Agent.
The assembling, delivery, storage and transporting of the Units not then subject to a Sublease as provided in Section 15.5 are of the essence of this
Lease, and upon application to any court of equity having jurisdiction in the premises, Lessor shall be entitled to a decree against Lessee requiring specific performance of the covenants of Lessee so to assemble, deliver, store and transport the Units not then subject to a

Lease Agreement (TRLI2001-1C)

Sublease. Without in any way limiting the obligation of Lessee under the provisions of Section 15.5, Lessee hereby irrevocably appoints Lessor as the agent and attorney of Lessee, with full power and authority, at any time while
Lessee is obligated to deliver possession of any Units not then subject to a
Sublease to Lessor pursuant to this Section 15, to demand and take possession of such Unit in the name and on behalf of Lessee from whosoever shall be at the time in possession of such Unit.

SECTION 16. Filings; Further Assurances.

Section 16.1 Filings. This Lease or a counterpart or copy hereof or evidence hereof may be filed or recorded in any public office in the United
States as may be necessary or appropriate to protect the interest of Lessor,
Owner Participant or the Indenture Trustee herein or in the Units. On or prior to the Closing Date Lessee will (i) cause each of (A) a memorandum of this
Lease and the Lease Supplements dated the Closing Date, (B) a memorandum of the Indenture and the Indenture Supplements dated the Closing Date, (C) a memorandum of the Collateral Agency Agreement, (D) the TILC Bill of Sale, (E)
the Bill of Sale, (F) the TILC Assignment and (G) the Assignment (x) to be
duly filed and recorded with the STB in accordance with 49 U.S.C. Section
11301 and (y) to be deposited with the Registrar General of Canada pursuant to
Section 105 of the Canada Transportation Act (and all necessary actions shall have been taken for publication of such deposit in the Canada Gazette in accordance with said Section 105), (ii) cause precautionary UCC-1 financing statements to be filed in appropriate jurisdictions as reasonably requested by
Lessor naming Lessor as "lessor" and Lessee as "lessee" of the Equipment and
(iii) will furnish Lessor, the Indenture Trustee and Owner Participant proof thereof. Notwithstanding the foregoing, in no event shall Lessee or any of its
Affiliates be required to take any action to perfect any security interest which any Person may have in any Sublease, other than the filing of a UCC-1
Financing Statement against the Partnership in the jurisdiction in which the
Partnership's chief executive office is located and in the Partnership's jurisdiction of formation covering all Subleases generally.

Section 16.2 Further Assurances. Lessee will duly execute and deliver to Lessor such further documents and assurances and take such further action as Lessor may from time to time reasonably request or as may be required by applicable law or regulation in order to effectively carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, the
Participants and the Indenture Trustee hereunder, including,

Lease Agreement (TRLI 2001-1C)

without limitation, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any Replacement Unit and the recording or filing of counterparts hereof or thereof or Uniform
Commercial Code financing statements in accordance with the laws of such jurisdiction as Lessor may from time to time deem advisable; provided, that in no event shall Lessee or any of its Affiliates be required to take any action to perfect any security interest which any Person may have in any Sublease, other than the filing of a UCC-1 Financing Statement against the Partnership in the jurisdiction in which the Partnership's chief executive office is located and in the Partnership's jurisdiction of formation covering all
Subleases generally.

Section 16.3 Other Filings. If, at any time after the Closing Date and during the Lease Term, Mexico, or one or more states in Mexico, establishes a state or other system for filing and perfecting the ownership and/or security interests of entities such as Lessor and/or the Indenture
Trustee, at the time that Lessee or the Manager takes such action with respect to other equipment similar to the Units (whether owned or leased by Lessee)
and also upon the request of Lessor, any Participant, or the Indenture
Trustee, Lessee shall cause any and all of the Operative Agreements to be recorded with or under such system and shall cause all other filings and recordings and all such other action required under such system to be effected and taken, in order to perfect and protect the respective right, title and interests of Lessor, Owner Participant, Loan Participant and the Indenture
Trustee; provided, that in no event shall Lessee or any of its Affiliates be required to take any action to perfect any security interest which any Person may have in any Sublease.

Section 16.4 Expenses. Lessee will pay all costs, charges and expenses (including reasonable attorneys fees) incident to any such filing, refiling, recording and rerecording or depositing and re-depositing of any such instruments or incident to the taking of such action.

SECTION 17. Lessor's Right to Perform.

If Lessee fails to make any payment required to be made by it hereunder or fails to perform or comply with any of its other agreements contained herein, Lessor may itself make such payment or perform or comply with such agreement, after giving not less than five Business Days' prior notice thereof to Lessee (except in the event that an Indenture Default resulting from a
Lease Default or a Lease Event of Default shall have occurred and be continuing, in which event Lessor may effect

Lease Agreement (TRLI 2001-1C)

such payment, performance or compliance to the extent necessary to cure such
Indenture Default with notice given concurrently with such payment, performance or compliance), but shall not be obligated hereunder to do so, and the amount of such payment and of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Late Rate from such date of payment, to the extent permitted by applicable law, shall be deemed to be Supplemental Rent, payable by Lessee to Lessor on demand.

SECTION 18. Assignment.

Section 18.1 Assignment by Lessor. Lessee and Lessor hereby confirm that concurrently with the execution and delivery of this Lease, Lessor has executed and delivered to the Indenture Trustee the Indenture, which assigns as collateral security and grants a security interest in favor of the
Indenture Trustee in, to and under this Lease and certain of the Rent payable hereunder (excluding Excepted Property), all as more explicitly set forth in the Indenture. Lessor agrees that it shall not otherwise assign or convey its right, title and interest in and to this Lease or any Unit, except as expressly permitted by and subject to the provisions of the Participation
Agreement, the Trust Agreement and the Indenture.

Section 18.2 Assignment by Lessee. Except in the case of any requisition for use by any governmental authority or any agency or instrumentality thereof referred to in Section 11.1, Lessee will not, except as expressly permitted in the Operative Agreements, without the prior written consent of Lessor and the Indenture Trustee, assign any of its rights hereunder.

Section 18.3 Sublessee's or Others Performance and Rights. Any
obligation imposed on Lessee in this Lease shall require only that Lessee perform or cause to be performed such obligation, even if stated herein as a direct obligation, and the performance of any such obligation by the Manager under the Management Agreement, the Insurance Manager under the Insurance
Agreement or any Sublessee under a Sublease then in effect and permitted by the terms of this Lease shall constitute performance by Lessee and discharge such obligation by Lessee. Except as otherwise expressly provided herein, any right granted to Lessee in this Lease shall grant Lessee the right to (a)
exercise such right or permit such right to be exercised by the Manager or the
Insurance Manager or (b) in Lessee's capacity as sublessor pursuant to any
Permitted Sublease permit any Sublessee to exercise substantially

Lease Agreement (TRLI 2001-1C)

equivalent rights under any such sublease as are granted to Lessee under this
Lease; provided, however, that Lessee's right to terminate this Lease pursuant to Section 10 and Lessee's purchase and renewal options set forth in Section
22 may be exercised only by Lessee; provided, further, that nothing in this
Section 18.3 shall or shall be deemed to (i) create any privity of contract between any such Sublessee, on the one hand, and any of Lessor, Owner
Participant or any subsequent transferee or Affiliate of any such Person, on the other hand, (ii) create any duty or other liability of any nature whatsoever on the part of any of Lessor, Owner Participant or any subsequent transferee or Affiliate of any such Person, to any such Sublessee or any
Affiliate thereof or (iii) modify or waive any term or provision of Section
8.3 hereof, which Section 8.3 shall control if any conflict arises between any of the provisions thereof and this Section 18.3. The inclusion of specific references to obligations or rights of any such Sublessee in certain provisions of this Lease shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such Sublessee has not been made in this Lease.

SECTION 19. Net Lease, Etc.

This Lease is a net lease and Lessee's obligation to pay all Rent payable hereunder shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance of any character including, without limitation, (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, rescission, defense or other right that Lessee may have against
Lessor, Owner Participant, the Indenture Trustee or any holder of an Equipment
Note or Pass Through Certificate, any vendor or manufacturer of any Unit, or any other Person for any reason whatsoever, (ii) any defect in or failure of title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of any Unit, (iii) any damage to, or removal, abandonment, requisition, taking, condemnation, loss, theft or destruction of all or any part of any Unit or any interference, interruption, restriction, curtailment or cessation in the use or possession of any Unit by
Lessee or any other Person for any reason whatsoever or of whatever duration,
(iv) any insolvency, bankruptcy, reorganization or similar proceeding by or against Lessee, Lessor, Owner Participant, the Indenture Trustee, Loan
Participant, any holder of an Equipment Note or Pass Through Certificate or any other Person, (v) the invalidity, illegality or unenforceability of this
Lease, any other Operative Agreement, or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power or authority of Lessee, Lessor, Owner Participant, the

Lease Agreement (TRLI 2001-1C)

Indenture Trustee, any holder of an Equipment Note or Pass Through Certificate or any other Person to enter into this Lease or any other Operative Agreement or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration, (vi) the breach or failure of any warranty or representation made in this Lease or any other
Operative Agreement by Lessee, Lessor, Owner Participant, Loan Participant,
the Indenture Trustee, any holder of an Equipment Note or Pass Through
Certificate or any other Person, (vii) the requisitioning, seizure or other taking of title to or use of such Unit by any government or governmental authority or otherwise, whether or not by reason of any act or omission of
Lessor, Lessee or the Indenture Trustee, or any other deprivation or limitation of use of such Unit in any respect or for any length of time, whether or not resulting from accident and whether or not without fault on the part of Lessee or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease with respect to any Unit, except in accordance with the express terms hereof. If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise, except as specifically provided herein, Lessee nonetheless agrees, to the maximum extent permitted by law, to pay to Lessor or to the Indenture Trustee, as the case may be, an amount equal to each installment of Basic Rent and all Supplemental Rent due and owing, at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Each payment of
Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from Lessor or any Person for any reason whatsoever. Nothing contained herein shall be construed to waive any claim which Lessee might have under any of the Operative Agreements or otherwise or to limit the right of Lessee to make any claim it might have against Lessor or any other Person or to pursue such claim in such manner as
Lessee shall deem appropriate.

SECTION 20. Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by facsimile capable of creating a written record, and any such notice shall become effective (i) upon personal delivery thereof, including, without limitation, by

Lease Agreement (TRLI 2001-1C)

reputable overnight courier or (ii) in the case of notice by facsimile, upon confirmation of receipt thereof, provided such transmission is promptly further confirmed in writing by the method set forth in clause (i) addressed to the following Person at its respective address set forth below or at such other address as such Person may from time to time designate by written notice to the other Persons listed below:

If to Lessor:. TRLI 2001-1C Railcar Statutory Trust
. c/o State Street Bank and Trust Company of
. Connecticut, National Association
. 225 Asylum Street
. Goodwin Square
. Hartford, CT 06103
. Attention: Corporate Trust Administration
. Fax No.: (617) 662-1465
. Confirmation No.: (617) 662-1680

. With copies to Owner Participant.

If to Owner Participant: Trimaran Leasing, L.P.
. c/o Philip Morris Capital Corporation
. 225 High Ridge Road, Suite 300
. Stamford, CT 06905
Attention: Vice
President, Structured Finance
. Fax No.: (914) 335-8297
. Confirmation No.: (914) 335-8204

If to the Indenture Trustee: LaSalle Bank National Association
135 S. LaSalle Street, Suite 1960
. Chicago, IL 60603
Attention: Kristine Schossow
Fax No.: (312) 904-2236
Confirmation No.: (312) 904-2571

If to Lessee: . Trinity Rail Leasing I L.P.
. 2525 Stemmons Freeway
. Dallas, TX 75207
. Attention: Vice President Leasing Operations

Lease Agreement (TRLI 2001-1C)

. Re: TRLI 2001-1C
. Fax No.: (214) 589-8271
. Confirmation
No.: (214) 631-4420

SECTION 21. Concerning the Indenture Trustee.

Section 21.1 Limitation of the Indenture Trustee's Liabilities.
Notwithstanding any provision to the contrary contained herein or in any of the Operative Agreements, the Indenture Trustee's obligation to take or refrain from taking any actions, or to use its discretion (including, but not limited to, the giving or withholding of consent or approval and the exercise of any rights or remedies under such Operative Agreements), and any liability therefor, shall, in addition to any other limitations provided herein or in the other Operative Agreements, be limited by the provisions of the Indenture, including, but not limited to, Article VI thereof.

Section 21.2 Right, Title and Interest of the Indenture Trustee
Under Lease. It is understood and agreed that the right, title and interest of the Indenture Trustee in, to and under this Lease and the Rent due and to become due hereunder shall by the express terms granting and conveying the same be subject to the interest of Lessee in and to the Units as created pursuant to and governed by the terms of this Lease.

SECTION 22. Purchase Options; Renewal Options.

Section 22.1 Early Purchase Option. In addition to the option granted Lessee pursuant to Section 6.9 of the Participation Agreement and provided that Lessee shall have duly given the notice required by the next succeeding sentence and the corresponding notices under the Other Leases and shall concurrently purchase all (but not less than all) of the Other Units then subject to the Other Leases, Lessee shall have the right and, upon the giving of such notices, the obligation to purchase all (but not less than all)
of the Units leased hereunder (as specified in such notice) on the Early
Purchase Date for such Units at a price equal to the Early Purchase Price of such Units plus the other amounts specified below. Lessee shall give Lessor written notice not less than 90 days and not more than 180 days prior to the
Early Purchase Date of its election to exercise the purchase option provided for in this Section 22.1, which notice shall be irrevocable. Payment of the
Early Purchase Price, together with (w) all unpaid Basic Rent therefor due and payable, or accrued, prior to the Early Purchase Date, (x) any Make-Whole
Amount and Late Payment

Lease Agreement (TRLI 2001-1C)

Interest with respect to the Equipment Notes then being prepaid, (y) the
Accumulated Equity Deficiency Amount (without duplication of amounts calculated above) and any Late Payment Interest related thereto and (z) any other Supplemental Rent due and owing by Lessee under the Operative Agreements
(so that, after receipt and application of all such payments, but without withdrawal from any Reserve Account, Owner Participant shall be entitled under the terms of the Collateral Agency Agreement to receive, and does receive, taking into account all payments of Basic Rent in respect of the Units, the sum of the Accumulated Equity Deficiency Amount and Late Payment Interest
related thereto and any other amounts then due to Owner Participant) shall be made on the Early Purchase Date at the place of payment specified in Section
3.5 hereof in immediately available funds against delivery of a bill of sale transferring and assigning to Lessee all right, title and interest of Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty as to the absence of Lessor's Liens. Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties. The costs of preparing the bill of sale and all other documentation relating to any purchase by Lessee pursuant to this Section 22.1 and the costs of all necessary filings relating to such purchase will be borne by Lessee. In the event of any such purchase and receipt by Lessor of all of the amounts provided in this Section 22.1, the obligation of Lessee to pay
Basic Rent hereunder shall cease and the Lease Term shall end.

If Lessee elects to exercise the purchase option provided for in this
Section 22.1, Lessee shall, as the purchase price therefor, in the sole discretion of Lessee, either (i) pay the Early Purchase Price, together with all other amounts due and owing by Lessee under the Operative Agreements, as specified in the paragraph above or (ii) pay the difference between the amount specified in clause (i) and the outstanding principal amount of the Equipment
Notes as of the Early Purchase Date and assume on a full recourse basis all of the Owner Trustee's obligations under the Indenture in respect of the indebtedness evidenced by such Equipment Notes related to such Units as provided in Section 3.6 of the Indenture; provided, that, following such assumption, the purchased Units shall remain subject to the Lien of a separate indenture similar to the Indenture pursuant to Section 3.6 of the Indenture.
Lessee will make the payments required by foregoing clause (i) or assume the indebtedness evidenced by the Equipment Notes as provided in foregoing clause
(ii) on the Early Purchase Date in immediately available funds against delivery of a bill of sale transferring and assigning to Lessee all right, title and interest of Lessor in and to the Units on an "as-is" "where-is"
basis and containing a warranty as to the absence of

Lease Agreement (TRLI 2001-1C)

Lessor's Liens; provided, however, that Lessee shall have the option of specifying in such notice under this Section 22.1 its election to defer payment of a portion of the Early Purchase Price for such Units in four (4)
installments in the amounts and on the dates set forth on Schedule 6 to the
Participation Agreement so long as the portion of the Early Purchase Price payable by Lessee on the Early Purchase Date in the event of any such election by Lessee, under any circumstances and in any event, together with other amounts of Supplemental Rent payable by Lessee on such date, will be at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal and accrued interest of the Equipment Notes together with any
Make Whole Amount, Late Payment Interest and all other amounts owed to the holders of the Equipment Notes under the Operative Agreements; and provided further, that such deferred portion (i) may be prepaid by Lessee at any time in whole and (ii) will be secured in favor of Lessor by a letter of credit by a bank or financial institution acceptable to Owner Participant in its sole discretion or if acceptable to Owner Participant in its sole discretion a guaranty of Trinity in form and substance reasonably satisfactory to Lessor.
If Lessee shall fail to fulfill its obligations under this second paragraph of
Section 22.1, all of Lessee's obligations under this Lease and the Operative
Agreements, including, without limitation, Lessee's obligation to pay installments of Rent, shall continue and Lessee shall be obligated to pay all costs and expenses, including legal fees and expenses, incurred by Lessor,
Owner Participant and Indenture Trustee as a result of the notice given by
Lessee pursuant to this Section.

Listed on Schedule 6 to the Participation Agreement as the Basic Rent
Adjustment for the Early Purchase Date is the amount of Basic Rent that, as of the Early Purchase Date, has been paid for periods after the Early Purchase
Date (based upon the assumption that all prior amounts of Basic Rent due have been paid) or the amount of Basic Rent that, as of the Early Purchase Date, is the amount of Basic Rent that has accrued but has not been paid for periods prior to the Early Purchase Date. If Lessee exercises its Early Purchase
Option and the Basic Rent Adjustment is negative and Lessee pays all other amounts due in relation to such exercise, then Lessee shall pay an amount equal to the Early Purchase Price less the absolute value of the amount of such Basic Rent Adjustment listed on Schedule 6 to the Participation Agreement
(as a rebate of such Basic Rent and not as a reduction in Early Purchase
Price). If Lessee exercises the Early Purchase Option and the Basic Rent
Adjustment is positive, Lessee shall pay an amount equal to the Early Purchase
Price plus the Basic Rent Adjustment (as a payment of accrued, but unpaid
Basic Rent and not an increase in the Early Purchase Price). If Lessee

Lease Agreement (TRLI 2001-1C)

elects to pay the Early Purchase Price in installments, then the amount of
Basic Rent Adjustment listed on Schedule 6 to the Participation Agreement shall increase or decrease, as the case may be, the amount of Early Purchase
Price payable by Lessee on the Early Purchase Date.

Notwithstanding the foregoing provisions of this Section 22.1 to the contrary, Lessee may purchase or cause an Affiliate of Lessee to purchase the
Beneficial Interest in lieu of Lessee purchasing the Units pursuant to this
Section 22.1 for a purchase price equal to the Beneficial Interest Purchase
Price and may keep this Lease (and the Equipment Notes) in place; provided, that Lessee shall remain liable under this Lease to pay Basic Rent and all other payments hereunder in full, provided, further, that such purchase shall be made in all respects in accordance with Section 6.9 of the Participation
Agreement.

Section 22.2 Election to Retain or Return Equipment at End of Basic
or Renewal Term. Not less than 180 days and not more than 360 days prior to the end of the Basic Term or any Renewal Term, Lessee shall give Lessor a preliminary notice of its decision to return or retain the Units and the Other
Units subject to the Other Leases (it being understood that at the end of the
Basic Term or any Renewal Term Lessee must return all (and not less than all)
such Units and Other Units if it returns any, or retain all (and not less than all) such Units and Other Units if it retains any) at the end of the Basic
Term or such Renewal Term and not less than 120 days prior to the end of the
Basic Term or the end of any Renewal Term, Lessee shall give Lessor irrevocable written notice of its decision to return or retain the Units at the end of the Basic Term or such Renewal Term and such corresponding notices pursuant to the Other Leases. If Lessee elects to retain Units, Lessee shall comply with Section 22.3 and/or 22.4 hereof, as it may elect in accordance with the provisions thereof including the notice requirements stated therein.
If Lessee fails to give the 120 days' notice required by this Section 22.2 and such corresponding notices pursuant to the Other Leases, or a subsequent notice required by Section 22.3 or 22.4 and such corresponding notices pursuant to the Other Leases, Lessee shall be deemed to have irrevocably elected to return all of the Units at the end of the Basic Term or the applicable Renewal Term, as the case may be, in accordance with Section 6.

Section 22.3 Purchase Option. Provided that Lessee shall have duly given the notice required by Section 22.2 and by the next succeeding sentence of this Section 22.3 and, in the case of a purchase, Lessee shall have given the

Lease Agreement (TRLI 2001-1C)

corresponding notices under the Other Leases and shall upon the purchase of the Units hereunder concurrently purchase the Other Units under the Other
Leases, Lessee shall have the right and, upon the giving of such notice under this Section 22.3, the obligation to purchase all of the Units at a price equal to the Fair Market Sales Value of such Units, at the expiration of the
Basic Term, or, if a Renewal Term is then in effect, at the end of such
Renewal Term, plus all other amounts due and owing by Lessee under the
Operative Agreements, including, without limitation, Late Payment Interest and any unpaid Rent (so that, after receipt and application of all such payments, but without withdrawal from any Reserve Account, Owner Participant shall be entitled under the terms of the Collateral Agency Agreement to receive, and does receive, taking into account all Basic Rent payments in respect of the
Units, the sum of the Accumulated Equity Deficiency Amount and Late Payment
Interest related thereto and any other amounts then due to Owner Participant).
Lessee shall give Lessor written notice not less than 90 days and not more than 360 days prior to the end of the Basic Term or any Renewal Term, as the
case may be, of its election to exercise the purchase option provided for in this Section 22.3, which notice shall be irrevocable. Payment of the purchase price, together with all other amounts due and owing by Lessee under the
Operative Agreements shall be made at the place of payment specified in
Section 3.5 hereof in immediately available funds against delivery of a bill of sale transferring and assigning to Lessee all right, title and interest of
Lessor in and to such Units on an "as-is" "where-is" basis and containing a warranty as to the absence of Lessor's Liens. Lessor shall not be required to make any other representation or warranty as to the condition of such Units or any other matters, and may specifically disclaim any such representations or warranties.

Section 22.4 Renewal Option. Provided no Event of Default shall have occurred and be continuing and Lessee shall have duly given the notice required by Section 22.2, and the corresponding notices under the Other Leases and shall upon the renewal of the Units hereunder concurrently renew the Other
Units under the Other Leases and Lessee has not exercised its option to purchase the Units pursuant to Section 22.3, Lessee shall have the right and, upon the giving of a notice under this Section 22.4 as below provided, the obligation to lease pursuant to this Lease all (but not less than all) of the
Units at the expiration of the Basic Term or any applicable Renewal Term.
Lessee may exercise this renewal option by giving Lessor written notice not less than 90 days and not more than 360 days prior to the end of the Basic
Term (or, in the circumstances described below the then Renewal Term) that
Lessee elects to renew this Lease with respect to all, but not less than all, of the

Lease Agreement (TRLI 2001-1C)

Units then leased hereunder at a rental payment calculated by reference to the then fair market rental value (a "Fair Market Renewal") or a fixed rental (a
"Fixed Rate Renewal"). At Lessee's option, such renewal may, in the case of a
Fair Market Renewal, be for a renewal term of one or more years or, in the case of a Fixed Rate Renewal, be for an initial renewal term of three years
(but not to extend beyond the Outside Renewal Date) and in connection with any renewal term following the initial renewal term, a term of one year or more expiring not later than the Outside Renewal Date, in each case as Lessee shall specify in such notice, which notice shall be irrevocable. The Basic Rent for each Unit during any Renewal Term (the "Renewal Rent") shall (a) in the case of any Fixed Rate Renewal, be 1/12th of 100% of the average annual Basic Rent allocated over the period from the end of the Basic Rent Holiday through the
Basic Term Expiration Date, payable monthly in arrears and (b) in the case of any Fair Market Renewal, be 100% of the Fair Market Rental Value determined as of the commencement of the applicable Renewal Term; provided, however, that in the case of the first two years of the Fair Market Renewal period(s) that immediately follow the Basic Term Expiration Date (whether under Section 22.4 or Section 6.1), be 105% of the Fair Market Rental Value determined as of the commencement of the applicable Renewal Term; provided further, however, that the preceding proviso shall not apply in the event that the Lessee provides the Lessor, at the Lessee's sole cost and expense, with an opinion of independent tax counsel selected by Lessor (which counsel shall be selected by
Lessor from among four nationally recognized law firms proposed by Lessee, each of which must be experienced in leveraged leasing transactions similar to the transactions contemplated herein) to the effect that applicable Treasury
Regulations (or other administrative pronouncements upon which taxpayers may rely for Federal income tax purposes) will permit rent for such Renewal Term at a rate equal to 100% of the fair market rent determined as of the time of such Renewal Term without resulting in any adverse Federal income tax consequences to the Owner Participant Parent (within the meaning of the Tax
Indemnity Agreement) under Code Section 467 or any successor provision thereto. Each Renewal Term shall commence immediately upon the expiration of the Basic Term or the preceding Renewal Term, as the case may be. Lessee shall not be entitled to enter any Fixed Rate Renewal following the expiry of any
Fair Market Renewal.

Section 22.5 Rent Appraisal; Outside Renewal Date. Promptly
following Lessee's irrevocable written notice pursuant to Section 22.2 of its election to retain the Units at the end of the Basic Term or any Renewal Term
(and, in any event, if it is anticipated that there will be any Extended Units at the end of the Basic

Lease Agreement (TRLI 2001-1C)

Term or such Renewal Term), Lessor and Lessee shall determine (a) if Lessee shall have exercised a Fixed Rate Renewal, (i) the remaining useful life and
Fair Market Sales Value (based on the actual condition of a reasonable sampling of such Units and determined pursuant to the appraisal procedure set forth in the definition of Fair Market Sales Value) of the Units, and (ii) the
latest date such that (1) the period from the Closing Date to such date would not exceed 80% of the useful life of any Unit (as determined in subclause (i)
above) from and after the Closing Date, and (2) the Fair Market Sales Value of
each Unit (determined without regard to inflation or deflation from the
Closing Date) on such date would not be less than 20% of the Equipment Cost of such Unit (such date determined under this subclause (ii) shall thereafter be the latest date to which this Lease may be renewed pursuant to a Fixed Rate
Renewal under Section 22.4 (the "Outside Renewal Date")), (b) if Lessee shall have exercised the purchase option under Section 22.3(i) or any renewal option under Section 22.4, the Fair Market Sales Value of the applicable Units as of the end of the then existing Basic Term or Renewal Term, as applicable, in each case assuming such Units are at least in the condition required by this
Lease, and (c) if Lessee shall have exercised a Fair Market Renewal (or if it is anticipated that there will be any Extended Units at the end the Basic Term or such Renewal Term), the Fair Market Rental Value of the applicable Units as of the end of the then existing Basic Term or Renewal Term, as applicable, in each case assuming such Units are at least in the condition required by this
Lease.

Section 22.6 Stipulated Loss Amount and Termination Amount During
Renewal Term. All of the provisions of this Lease, other than Section 10, shall be applicable during any Renewal Term for such Units, except as specified in the next sentence. During any Renewal Term, the Stipulated Loss
Amount and Termination Amount of any Unit shall be determined on the basis of the Fair Market Sales Value of such Unit as of the first day of such Renewal
Term, reduced in equal monthly increments to the Fair Market Sales Value of such Unit as of the last day of such Renewal Term; provided that in no event during any Fixed Rate Renewal shall the Stipulated Loss Amount and Termination
Amount of any Unit be less than 20% of the Equipment Cost of such Unit.

Section 22.7 Deemed Renewals. If Lessee does not exercise its purchase option under Section 22.3 or its renewal option under Section 22.4 at the end of the Basic Term or any Renewal Term, then the Lease for any Unit subject to a Sublease at the end of the Basic Term or such Renewal Term shall be deemed automatically renewed for a Renewal Term expiring at the expiration of such

Lease Agreement (TRLI 2001-1C)

Sublease's term (but in no event later than three years following the expiry of the Basic Term or such Renewal Term, as applicable) (such Unit, an
"Extended Unit"). The terms and conditions of any such deemed renewal of a
Unit under this Section 22.7 including rent shall otherwise be those generally provided in Section 22.4 in respect of a Fair Market Renewal for the period thereof (which shall be considered a Renewal Term).

Section 22.8 Funding of Accounts on Purchase. Lessee will not exercise the purchase option under this Section 22 unless either (a) the full amount required to fund the Post Lease Term Reserve Account is (upon consummation of such purchase and distribution of all amounts required to be distributed by the Collateral Agent under the Collateral Agency Agreement) and will be then available to the Collateral Agent to fund such account or (b) an indemnity pursuant to Section 3.13 of the Collateral Agency Agreement has been provided.

SECTION 23. Limitation of Lessor's Liability.

It is expressly agreed and understood that all representations, warranties and undertakings of Lessor hereunder (except as expressly provided herein) shall be binding upon Lessor only in its capacity as Owner Trustee under the Trust Agreement and in no case shall the Trust Company be personally liable for or on account of any statements, representations, warranties, covenants or obligations stated to be those of Lessor hereunder, except that the Trust Company shall be personally liable for its gross negligence or wilful misconduct and for its breach of its covenants, representations and warranties contained herein to the extent covenanted or made in its individual capacity.

SECTION 24. Investment of Security Funds.

Any moneys received by Lessor or the Indenture Trustee pursuant to
Section 12.2 which are required to be paid to Lessee after completion of repairs to be made pursuant to Section 12.2 or pursuant to Section 11.4(a) or
11.5, as the case may be, shall be paid directly to the appropriate Non-Shared
Payments Account established under the Collateral Agency Agreement.

Lease Agreement (TRLI 2001-1C)

SECTION 25. Miscellaneous.

Section 25.1 Governing Law; Severability. THIS LEASE SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or invalid under the laws of any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease in any other jurisdiction.

Section 25.2 Execution in Counterparts. This Lease may be executed in any number of counterparts, each executed counterpart constituting an original and in each case such counterparts shall constitute but one and the same instrument; provided, however, that to the extent that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial
Code) no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial Code.

Section 25.3 Headings and Table of Contents; Section References. The
headings of the sections of this Lease and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof. All references herein to numbered sections, unless otherwise indicated, are to sections of this
Lease.

Section 25.4 Successors and Assigns. This Lease shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective permitted successors and permitted assigns.

Section 25.5 True Lease. It is the intent of the parties to this
Lease that it will be a true lease and not a "conditional sale", that Lessor shall at all times be considered to be the owner of each Unit which is the subject of this Lease for the purposes of all federal, state, city and local income taxes, that this Lease conveys to Lessee no right, title or interest in any Unit except as lessee and that the Lease will be a finance lease under the provisions of Article 2A of the New York Uniform

Lease Agreement (TRLI 2001-1C)

Commercial Code. Nothing contained in this Section 25.5 shall be construed to limit Lessee's use or operation of any Unit or constitute a representation, warranty or covenant by Lessee as to tax consequences.

The parties hereto hereby agree that Lessee's obligation to make payments of the type described in the definition of "Excepted Property" is a separate and independent obligation from its obligation to make other Rent payments, and that Lessee's obligation to make payments of the type described in the definition of "Excepted Property" may be independently enforced and may be assigned, pledged or otherwise transferred separately from Lessee's obligations to make other Rent payments. The obligation to make such payments has been included herein for the convenience of the parties.

Section 25.6 Amendments and Waivers. No term, covenant, agreement or condition of this Lease may be terminated, amended or compliance therewith waived (either generally or in a particular instance, retroactively or prospectively) except by an instrument or instruments in writing executed by each party hereto and except as may be permitted by the terms of the
Indenture.

Section 25.7 Survival. All warranties, representations, indemnities and covenants made by either party hereto, herein or in any certificate or other instrument delivered by such party or on the behalf of any such party under this Lease, shall be considered to have been relied upon by the other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by either such party or on behalf of either such party, and to the extent having accrued and not been paid or relating to or otherwise arising in connection with the transactions contemplated by the Operative Agreements during the Lease Term, shall survive the expiration or other termination of this Lease or any other Operative Agreement.

Section 25.8 Business Days. If any payment is to be made hereunder or any action is to be taken hereunder on any date that is not a Business Day, such payment or action otherwise required to be made or taken on such date shall be made or taken on the immediately succeeding Business Day with the same force and effect as if made or taken on such scheduled date and as to any payment (provided any such payment is made on such succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date to the time of such payment on such next succeeding Business
Day.

Lease Agreement (TRLI 2001-1C)

Section 25.9 Directly or Indirectly; Performance by Managers. Where
any provision in this Lease refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
In this regard, it is understood and agreed that Lessee has entered into the
Management Agreement with the Manager and the Insurance Agreement with the
Insurance Manager, under which agreements certain rights and obligations of
Lessee hereunder will be exercised and performed by such Persons on behalf of
Lessee. Lessee agrees to instruct the Manager and the Insurance Manager to take such actions as shall be necessary or appropriate under such agreements so that Lessee shall be in compliance in all material respects with its obligations hereunder and under the other Operative Agreements.

Section 25.10 Incorporation by Reference. The payment obligations set forth in Sections 7.1 and 7.2 of the Participation Agreement are hereby incorporated by reference.

* * *

Lease Agreement (TRLI 2001-1C)

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be duly executed and delivered on the day and year first above written.

Lessor:

TRLI 2001-1C RAILCAR STATUTORY TRUST,

By: State Street Bank and Trust Company of
Connecticut, National Association, not in its
individual capacity except as otherwise
expressly provided but solely as Owner Trustee

By: _________________________________
Name:_______________________________
Title:________________________________

Lessee:

TRINITY RAIL LEASING I L.P.

By TILX GP I, LLC,
its General Partner

By:________________________________
Name: Eric Marchetto
Title: Vice President

Lease Agreement (TRLI 2001-1C)

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged on the ___ day of December, 2001.

LASALLE BANK NATIONAL ASSOCIATION,
Indenture Trustee

By: _________________________________
Name:
Title:

Lease Agreement (TRLI 2001-1C)

EXHIBIT A

LEASE SUPPLEMENT NO. _____
(TRLI 2001-1C)

This Lease Supplement No. ___, dated as of ____________, between TRLI
2001-1C Railcar Statutory Trust by State Street Bank and Trust Company of
Connecticut, National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement ("Lessor"), and Trinity Rail
Leasing I L.P., a Texas limited partnership ("Lessee");

Witnesseth:

Lessor and Lessee have heretofore entered into that certain Equipment
Lease Agreement (TRLI 2001-1C) dated as of December 28, 2001 (the "Lease").
The terms used herein are used with the meanings assigned to such terms in the
Lease.

The Lease provides for the execution and delivery of one or more Lease
Supplements substantially in the form hereof for, among other things, the purpose of particularly describing all or a portion of the Units to be leased to Lessee under the Lease.

Now, therefore, in consideration of the premises and other good and sufficient consideration, and pursuant to Section 2 of the Lease, Lessor and
Lessee hereby agree as follows:

1. Lessor hereby delivers and leases to Lessee, and Lessee hereby accepts and leases from Lessor, under the Lease as herein supplemented, the
Units described in Schedule 1 hereto.

2. All of the terms and provisions of the Lease are hereby
incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

3. To the extent that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart hereof other than the counterpart bearing the receipt therefor executed by

Lease Agreement (TRLI 2001-1C)

the Indenture Trustee on the signature page hereof, which counterpart shall constitute the only "original" hereof for purposes of the Uniform Commercial
Code.

4. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 OF THE NEW
YORK GENERAL OBLIGATIONS LAW).

5. This Lease Supplement may be executed in any number of
counterparts, each executed counterpart constituting an original but all together constituting one and the same instrument.

* * *

A-2

Lease Agreement (TRLI 2001-1C)

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed as of the day and year first above written and to be delivered as of the date first above written.

Lessor:

TRLI 2001-1C RAILCAR STATUTORY TRUST,
By: State Street Bank and Trust Company of
Connecticut, National Association, not in its
individual capacity but solely as Owner Trustee

By:_________________________________
Name:_______________________________
Lessee:______________________________

TRINITY RAIL LEASING I L.P.

By TILX GP I, LLC, its
General Partner
By:______________________________
Name:____________________________
Title:___________________________

(1) Receipt of this original counterpart of the foregoing Lease
Supplement is hereby acknowledged on this ___ day of ____, 20___.

LASALLE BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By:_________________________________
Name:_______________________________
Title:______________________________

--------
(1) This language contained in the original counterpart only.